Filed Pursuant to Rule 424b(5)
Registration No. 333-202252

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 24, 2015)

$250,000,000

      % Convertible Senior Notes due 2022

          We are offering $250,000,000 principal amount of our      % Convertible Senior Notes due 2022. The notes will bear interest at a rate of       % per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2017. The notes will mature on June 1, 2022.

          Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding March 1, 2022 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2017 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after March 1, 2022 until the close of business on the business day immediately preceding the maturity date, holders may convert their notes at any time, in multiples of $1,000 principal amount, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

          The conversion rate will initially be              shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $          per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

          We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

          If we undergo a fundamental change, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

          The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries.

          We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "AMAG." The last reported sale price of our common stock on The NASDAQ Global Select Market on May 2, 2017 was $21.45 per share.

          Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-11 of this prospectus supplement.

	Per Note	Total

Public offering price(1)	$	$

Underwriting discounts and commissions(2)	$	$

Proceeds, before expenses, to us	$	$

(1)
Plus accrued interest, if any, from May     , 2017.

(2)
See "Underwriting."

          We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $37,500,000 principal amount of notes, solely to cover over-allotments.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about May     , 2017.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley

Financial Advisors to AMAG Pharmaceuticals, Inc.

Perella Weinberg Partners LP	J. Wood Capital Advisors

May    , 2017

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering. The second part, the accompanying prospectus, gives more general information. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

        We have not and the underwriters have not authorized anyone to provide you with any information other than information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        If the description of the offering varies between any free writing prospectus we have authorized for use in connection with this offering and this prospectus supplement, you should rely on the information in such free writing prospectus.

        You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents in which such information is contained, regardless of the time of delivery of this prospectus supplement or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Any statement made in this prospectus supplement or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Incorporation of Documents by Reference" in this prospectus supplement.

        We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        References in this prospectus supplement and the accompanying prospectus to "AMAG," "the Company," "we," "our" and "us" refer to AMAG Pharmaceuticals, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

TRADE NAMES, TRADEMARKS AND SERVICE MARKS

        AMAG Pharmaceuticals® and Feraheme® are registered trademarks of AMAG Pharmaceuticals, Inc. MuGard® is a registered trademark of Abeona Therapeutics, Inc. (formerly known as PlasmaTech Biopharmaceuticals, Inc. and Access Pharmaceuticals, Inc.). Makena® is a registered trademark of AMAG Pharmaceuticals IP, Ltd. Cord Blood Registry® and CBR® are registered trademarks of CBR Systems, Inc. IntrarosaTM is a trademark of Endoceutics, Inc. Feraheme, Makena, MuGard, Cord Blood Registry, CBR, our logo and other trade names, trademarks or service marks of AMAG appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we authorize for use in connection with this offering are the property of AMAG. Trade names, trademarks and service marks of other organizations are the property of their respective holders. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are not always listed with the ®, (sm) and (TM) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

S-ii

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Except for the historical information contained herein, the matters discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we authorize for use in connection with this offering may be deemed to be forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. In this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, terminology such as "may," "will," "could," "should," "would," "expect," "anticipate," "continue," "believe," "plan," "estimate," "intend" or other similar words and expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.

        Examples of forward-looking statements contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include, without limitation, statements regarding the following:

  •
  our plans to continue to expand the impact of our current and future products and services for patients by delivering on our growth strategy;

  •
  our expectation that we will launch Intrarosa in mid-2017;

  •
  expectations regarding the timing of completion of the Palatin extension study in the second half of 2017 and the submission of an NDA for bremelanotide in early 2018;

  •
  expectations that Velo will begin a Phase 2b/3a study in the second quarter of 2017;

  •
  anticipated clinical, developmental, regulatory and other undertakings and cooperation efforts by our licensing parties;

  •
  plans for the advancement of our next-generation development program for Makena, including anticipated FDA review timeline of the Makena auto-injector sNDA filing;

  •
  expectations for our pursuit of the broader indication for Feraheme, including the expected timing of our sNDA submission;

  •
  expectations as to the impacts of recent regulatory developments on our business and competition;

  •
  expectations regarding our intellectual property, including patent protection and related litigation, and the impact generic and other competition could have on our business;

  •
  beliefs regarding the intellectual property of our licensing and collaboration partners, and our rights to such property;

  •
  the market opportunities for each of our products and services;

  •
  plans regarding our sales and marketing initiatives, including our contracting and discounting strategy and efforts to increase patient compliance and continue educational programs for patients and physicians;

  •
  our expectations that Makena sales and market share will increase for the remainder of 2017 as a result of the availability of the single-dose formulation, broader reimbursement, improved patient compliance and continued educational programs;

  •
  our belief that the intravenous iron market will continue to grow and in turn increase Feraheme sales for the remainder of 2017;

  •
  beliefs that our efforts to increase new enrollments for services related to the preservation of umbilical cord blood stem cell and cord tissue units will increase services revenues for the remainder of 2017;

S-iii

  •
  the impact of our license and collaboration agreements on our results of operations;

  •
  our expectation of costs to be incurred in connection with, and revenue sources to fund, our future operations;

  •
  our expectations regarding the contribution of revenues from our products or services to the funding of our ongoing operations;

  •
  expectations regarding the manufacture of all drug substance, drug products and key materials at our third-party manufacturers or suppliers;

  •
  our expectations regarding customer returns and other revenue-related reserves and accruals;

  •
  estimates regarding our effective tax rate and our ability to realize our net operating loss carryforwards and other tax attributes;

  •
  the impact of accounting pronouncements;

  •
  expected increases in research and development expenses, including as a result of the addition of our newly licensed products, and the timing of our planned research and development projects;

  •
  plans to expand our commercial team and the impact on our business in connection with such efforts;

  •
  expectations regarding our financial results, including revenues, cost of product sales and services, selling, general and administrative expenses, restructuring costs, amortization and other income (expense);

  •
  our investing activities and the impact of our operations our cash, cash equivalents and investments balances;

  •
  our belief that our cash, cash equivalents and investments as of March 31, 2017, and the cash we currently expect to receive, will be sufficient to satisfy our cash flow needs for the foreseeable future;

  •
  estimates and beliefs related to our debt, including our outstanding 7.875% senior notes due 2023 (the "2023 Notes"), our outstanding 2.50% convertible senior notes due 2019 (the "2019 Notes") and our six-year $350.0 million term loan facility (the "2015 Term Loan Facility");

  •
  the impact of volume-based and other rebates and incentives;

  •
  the valuation of certain intangible assets, goodwill, contingent consideration, debt and other assets and liabilities, including our methodology and assumptions regarding fair value measurements;

  •
  the manner in which we intend or are required to settle the conversion of our 2019 Notes; and

  •
  our expectations for our cash, revenue, cash equivalents, investments balances, capital needs and information with respect to any other plans and strategies for our business, including, without limitation, the use of proceeds from this offering.

        Our actual results and the timing of certain events may differ materially from the results discussed, projected, anticipated or indicated in any forward-looking statements. Any forward-looking statement should be considered in light of the factors discussed under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K"), as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission (the "SEC"), and under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and does not contain all of the information you need to consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering, especially the factors discussed under the heading "Risk Factors" in our 2016 Form 10-K, along with our consolidated financial statements and notes thereto and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

        We are a biopharmaceutical company focused on developing and delivering important therapeutics, conducting clinical research in areas of unmet need and creating education and support programs for the patients and families we serve. Our currently marketed products support the health of patients in the areas of women's and maternal health, anemia management and cancer supportive care, including Makena® (hydroxyprogesterone caproate injection) and Feraheme® (ferumoxytol) for intravenous use. Through services related to the preservation of umbilical cord blood stem cell and cord tissue units (the "CBR Services") operated through Cord Blood Registry® ("CBR"), we also help families to preserve newborn stem cells, which are used today in transplant medicine for certain cancers and blood, immune and metabolic disorders, and which we believe have the potential to play a valuable role in the ongoing development of regenerative medicine. In addition, in February 2017, we acquired the rights to research, develop and commercialize bremelanotide in North America, which is being developed for the treatment of hypoactive sexual desire disorder in pre-menopausal women, and in April 2017, we acquired the rights to market IntrarosaTM (prasterone) in the U.S. for the treatment of moderate-to-severe dyspareunia, a common symptom of vulvar and vaginal atrophy, due to menopause.

        We intend to expand the impact of these and future products and services for patients by delivering on our growth strategy, which includes organic growth, as well as the pursuit of products and companies that align with our existing therapeutic areas or those that could benefit from our proven core competencies. Currently, our primary sources of revenue are from product sales of Makena and Feraheme and service revenue from the CBR Services.

Corporate information

        Our principal offices are located at 1100 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (617) 498-3300. Our website address is www.amagpharma.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement. Our website address is included in this document as an inactive textual reference only.

 THE OFFERING

        The summary below describes the principal terms of the notes. This summary does not contain all of the information that is important relating to an investment in the notes and any shares of our common stock issuable upon conversion thereof. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Securities—Debt Securities" section of the accompanying prospectus, as supplemented by the "Description of Notes" section of this prospectus supplement, contains a more detailed description of the terms and conditions of the notes. As used in this section, "we," "our" and "us" refer only to AMAG Pharmaceuticals, Inc. and not to any of its subsidiaries.

Issuer	AMAG Pharmaceuticals, Inc., a Delaware corporation.
Securities	$250,000,000 principal amount of % Convertible Senior Notes due 2022 (plus up to an additional $37,500,000 principal amount, solely to cover over-allotments).
Maturity	June 1, 2022, unless earlier repurchased or converted.
Interest

        % per year. Interest will accrue from May    , 2017 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2017. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes—Events of Default."

Conversion Rights

Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding March 1, 2022 only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2017 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or

• upon the occurrence of specified corporate events described under "Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events."

On or after March 1, 2022 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially          shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $          per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 45 trading day observation period (as described herein). See "Description of Notes—Conversion Rights—Settlement upon Conversion."

In addition, if certain specified corporate events occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

No Redemption	We may not redeem the notes prior to the maturity date and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Fundamental Change

If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), subject to certain conditions and exceptions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes."

Additional Amounts

If we consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another company and the resulting, surviving or transferee company is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (such company or any successor thereto, the "surviving entity"), then all payments made by the surviving entity under or with respect to the notes will be made without withholding or deduction for taxes unless the surviving entity is legally required to do so, in which case, subject to certain exceptions and limitations, the surviving entity will pay such additional amounts as may be necessary so that the net amount received by beneficial owners of the notes after such withholding or deduction shall equal the amount that would have been received in the absence of such withholding or deduction.

Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
• equal in right of payment to any of our unsecured indebtedness that is not so subordinated;
• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries.

As of March 31, 2017, our total consolidated indebtedness was $1,023.7 million, of which all was senior indebtedness and an aggregate of $323.8 million was secured indebtedness. As of March 31, 2017, our subsidiaries had liabilities of $64.4 million to which the notes would have been structurally subordinated; these liabilities include trade payables and deferred revenues, but exclude deferred tax liabilities and intercompany obligations, and none consisted of borrowed money indebtedness. On an as adjusted basis after giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, together with cash on hand, to repay outstanding borrowings under, and terminate, our 2015 Term Loan Facility, our total consolidated indebtedness would have been $950.0 million.

The indenture governing the notes will not limit the amount of debt, including secured debt, that we or our subsidiaries may incur.
Use of Proceeds

We estimate that the proceeds from this offering will be approximately $        million (or $          million if the underwriters exercise their option to purchase additional notes, solely to cover over-allotments, in full), after deducting the underwriters' discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering of notes, together with cash on hand, to repay the $320.8 million of borrowings outstanding as of May 2, 2017 under, and terminate, our 2015 Term Loan Facility contemporaneously with, or shortly after, the closing of this offering. Contemporaneously with this offering, we may enter into privately negotiated transactions with certain holders of our 2019 Notes that would result in our repurchase of such 2019 Notes with cash on hand.

Any repurchase of our 2019 Notes could affect the market price of our common stock. We also expect that holders of 2019 Notes that sell their 2019 Notes in negotiated transactions, if any, with us may purchase shares of common stock in the market to unwind hedge positions they have with respect to their exposure to the 2019 Notes in connection with such repurchase.

In connection with the 2019 Notes, we entered into convertible note hedge transactions (the "existing convertible note hedge transactions") and warrant transactions (the "existing warrant transactions") with certain financial institutions. We refer to the financial institutions that are a party to these transactions collectively as the "existing option counterparties." In connection with any repurchase of 2019 Notes, we may also enter into agreements with the existing option counterparties to terminate a portion of the existing convertible note hedge transactions in a notional amount corresponding to the amount of such 2019 Notes repurchased. In addition, we may also enter into agreements with the existing option counterparties to terminate a portion of the existing warrant transactions. In connection with any termination of existing convertible note hedge and warrant transactions and the expected unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates may sell shares of our common stock in secondary market transactions, and/or unwind various derivative transactions with respect to our common stock. This activity could decrease (or reduce the size of any increase in) the market price of our common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the notes. See "Use of Proceeds."

Book-Entry Form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes

The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

U.S. Federal Income Tax Consequences

For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see "Material U.S. Federal Income Tax Considerations."

NASDAQ Global Select Market Symbol for Our Common Stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "AMAG."
Trustee, Paying Agent and Conversion Agent	Wilmington Trust, National Association

        Except as otherwise noted, we have presented the information in this prospectus supplement assuming no exercise by the underwriters in this offering of their over-allotment option to purchase additional notes.

 SUMMARY CONSOLIDATED FINANCIAL DATA

        The following tables summarize our consolidated financial data for the periods presented. The summary consolidated financial data as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 are derived from our audited consolidated financial statements included in our 2016 Form 10-K, which is incorporated by reference herein. The summary consolidated financial data as of March 31, 2017 and for the three months ended March 31, 2017 and 2016 are derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (the "March 2017 Form 10-Q"), which is incorporated by reference herein. The unaudited condensed consolidated financial statements were prepared on a basis substantially consistent with our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial position and results of operations of the Company for the interim periods presented. Historical results are not necessarily indicative of the results to be expected in the future, and results for any interim period are not necessarily indicative of results that should be expected for any full year. The following summary consolidated financial data should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto included in our 2016 Form 10-K and our March 2017 Form 10-Q, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2016	2015(1)	2014(2)	2017	2016
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Revenues:
Product sales, net	$432,170	$341,816	$109,998	$112,517	$89,564
Service revenues, net	99,604	24,132	—	26,931	19,520
License fee, collaboration and other revenues(3)	317	52,328	14,386	24	216

Total revenues	532,091	418,276	124,384	139,472	109,300

Costs and expenses:
Cost of product sales (excluding impairment)(4)	96,314	78,509	20,306	27,573	18,300
Cost of services	20,575	9,992	—	5,010	5,526
Research and development expenses	66,084	42,878	24,160	16,489	14,229
Acquired in-process research and development	—	—	—	60,000	—
Selling, general and administrative expenses(5)	249,870	160,309	72,254	70,424	63,175
Impairment of intangible assets(6)	19,663	—	—	—	—
Acquisition-related costs	—	11,232	9,478	—	—
Restructuring expenses	715	4,136	2,023	—	622

Total costs and expenses	453,221	307,056	128,221	179,496	101,852

Operating income (loss)	78,870	111,220	(3,837)	(40,024)	7,448

Other income (expense):
Interest expense(7)	(73,153)	(53,251)	(14,697)	(18,300)	(18,443)
Loss on debt extinguishment(7)	—	(10,449)	—	—	—
Interest and dividend income, net	3,149	1,512	975	1,031	708
Gains on investments, net	—	—	—	27	—
Other income (expense)(7)	189	(9,188)	217	—	220

Total other income (expense)	(69,815)	(71,376)	(13,505)	(17,242)	(17,515)

Income (loss) before income taxes	9,055	39,844	(17,342)	(57,266)	(10,067)
Income tax expense (benefit)(8)	11,538	7,065	(153,159)	(20,706)	(2,540)

Net income (loss)	$(2,483)	$32,779	$135,817	$(36,560)	$(7,527)

Net income (loss) per share:
Basic	$(0.07)	$1.04	$6.06	$(1.06)	$(0.22)
Diluted	$(0.07)	$0.93	$5.45	$(1.06)	$(0.22)
Weighted average shares outstanding used to compute net income (loss) per share:
Basic	34,346	31,471	22,416	34,378	34,739
Diluted	34,346	35,308	25,225	34,378	34,739

	As of December 31,
			As of March 31, 2017
	2016	2015
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and investments	$579,086	$466,331	$558,395
Working capital (current assets less current liabilities)	405,681	360,753	380,932
Total assets	2,478,426	2,476,210	2,421,910
Long-term liabilities	1,231,160	1,298,025	1,189,883
Stockholders' equity	934,389	932,264	924,088

(1)
Includes the results of operations of CBR during the post-acquisition period from August 17, 2015 through December 31, 2015. See Note C, "Business Combinations," to our consolidated financial statements included in our 2016 Form 10-K for additional information.

(2)
Includes the results of operations of Lumara Health Inc. ("Lumara Health") during the post-acquisition period from November 12, 2014 through December 31, 2014. See Note C, "Business Combinations," to our consolidated financial statements included in our 2016 Form 10-K for additional information.

(3)
In 2015, we recognized $44.4 million in revenues associated with the amortization of the remaining deferred revenue balance as a result of the termination of a license, development and commercialization agreement (the "Takeda Termination Agreement") with Takeda Pharmaceutical Company Limited ("Takeda") and $6.7 million of additional revenues related to payments made by Takeda upon the final termination date under the terms of the Takeda Termination Agreement.

(4)
Cost of product sales in the years ended December 31, 2016, 2015 and 2014 and the three months ended March 31, 2017 and 2016 included $77.1 million, $63.3 million, and $6.1 million, $21.7 million and $14.2 million of non-cash expense related to the amortization of the step-up of Lumara Health's inventories and intangible assets to fair value at the acquisition date, respectively. See Note C, "Business Combinations," and Note H, "Goodwill and Intangible Assets, Net," to our consolidated financial statements included in our 2016 Form 10-K for additional information.

(5)
Reflects a full year recognition of CBR Services selling, general and administrative expenses in 2016 compared to a partial period in 2015 following our August 2015 acquisition of CBR as well as an increase in the Makena-related contingent consideration based on the expected timing of the milestone payments.

(6)
In 2016, we recognized a $15.7 million impairment charge related to the impairment of the remaining net intangible asset for the U.S. commercial rights to MuGard, impairment of the remaining $0.2 million, net, CBR-favorable lease intangible asset and a $3.7 million impairment charge related to the CBR trade names and trademarks intangible asset.

(7)
Includes interest expense associated with our current debt obligations, including the 2019 Notes, the 2023 Notes, the 2015 Term Loan Facility, and a five-year term loan entered into in November 2014 and repaid in August 2015 (the "2014 Term Loan Facility"). In addition, a $10.4 million loss on debt extinguishment is included in 2015 as the result of the early repayment of the 2014 Term Loan Facility. 2015 also includes $9.2 million of other expense associated with the financing of our acquisition of CBR.

(8)
The $153.2 million income tax benefit in 2014 reflects a $132.9 million decrease in our valuation allowance due to taxable temporary differences available as a source of income to realize the benefit of certain of our pre-existing deferred tax assets as a result of the acquisition of Lumara Health. See Note J, "Income Taxes," to our consolidated financial statements included in our 2016 Form 10-K for additional information.

RISK FACTORS

        Investing in the notes and our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering before deciding whether to purchase the notes. You should carefully consider, among other things, the matters discussed under "Item 1A. Risk Factors" in our 2016 Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. See "Incorporation of Documents by Reference." If any of the risks discussed under "Item 1A. Risk Factors" in our 2016 Form 10-K or described below were to occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such an event, the trading price of the notes and our common stock could decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements." The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially adversely affect your investment in the notes and our common stock and our business, financial condition, operating results and cash flows.

Risks Related to the Notes and Our Indebtedness

Our level of indebtedness and the terms of our indebtedness, including the 2023 Notes, the 2019 Notes and the notes offered hereby, could adversely affect our operations and limit our ability to plan for or respond to changes in our business or acquire additional products for our portfolio. If we are unable to comply with restrictions in, or cannot repay or refinance our indebtedness, including the 2023 Notes, the 2019 Notes or the notes offered hereby, the repayment of our indebtedness could be accelerated.

        In order to consummate the CBR acquisition, we incurred a substantial amount of additional debt, which could adversely affect our business. As of March 31, 2017, we had $1.0 billion of total principal amount of debt outstanding. In August 2015, we entered into the 2015 Term Loan Facility, with a floating annual interest rate (currently 4.75%), and issued $500.0 million in aggregate principal amount of the 2023 Notes to help fund our acquisition of CBR and the further expansion and diversification of our portfolio through the in-license or purchase of additional pharmaceutical products or companies, among other things. We also incurred indebtedness in February 2014 in the amount of $200.0 million aggregate principal amount of the 2019 Notes and expect to incur indebtedness in connection with this offering of notes. Our high level of indebtedness could adversely affect our business in the following ways, among other things:

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  Make it more difficult for us to satisfy our financial obligations under our current debt obligations, or other indebtedness, as well as our contractual and commercial commitments, and could increase the risk that we may default on our debt obligations;

  •
  Prevent us from raising the funds necessary to repurchase 2023 Notes tendered to us if there is a change of control, which would constitute a default under the indenture governing the 2023 Notes, the 2019 Notes and the notes offered hereby;

  •
  Prevent us from raising the funds necessary to repurchase 2019 Notes or any notes tendered to us if there is a fundamental change, which would constitute a default under the indenture governing the 2023 Notes, the 2019 Notes and the notes offered hereby;

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  Require us to use a substantial portion of our cash flow from operations to pay interest and principal on our current debt obligations or other indebtedness, which would reduce the funds available for working capital, capital expenditures and other general corporate purposes;

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  Limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other investments or general corporate purposes, which may limit the ability to execute our business strategy;

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  Heighten our vulnerability to downturns in our business, our industry or in the general economy, and restrict us from exploiting business opportunities or making acquisitions;

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  Place us at a competitive disadvantage compared to those of our competitors that may have proportionately less debt;

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  Limit management's discretion in operating our business;

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  Limit our flexibility in planning for, or reacting to, changes in our business, the industry in which we operate or the general economy; and

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  Result in higher interest expense if interest rates increase and we have outstanding floating rate borrowings.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the 2023 Notes and the 2019 Notes ("our current debt obligations") and the notes offered hereby, depends on our future performance, which is subject to economic, financial, competitive and other factors that may be beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and support our growth strategies. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including under our current debt obligations and the notes offered hereby. In addition, if for any reason we are unable to meet our debt service and repayment obligations, we would be in default under the terms of the agreements governing our indebtedness, which would allow our creditors at that time to declare all outstanding indebtedness to be due and payable. This would likely in turn trigger cross-acceleration or cross-default rights between our applicable debt agreements. Under these circumstances, our lenders could compel us to apply all of our available cash to repay our indebtedness or they could prevent us from making payments on our current debt obligations or the notes offered hereby.

        Also, upon the occurrence of specific types of change of control events, we will be required to offer to repurchase all of the outstanding 2023 Notes at a price equal to 101% of the aggregate principal amount of the 2023 Notes repurchased, plus accrued and unpaid interest up to, but not including, the date of repurchase. In addition, in connection with certain asset sales, we may be required to offer to repurchase a portion of the 2023 Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest and additional interest up to, but not including, the date of repurchase. We may not have sufficient funds available to repurchase all of the 2023 Notes tendered pursuant to any such offer and any other debt that would become payable upon a change of control or in connection with such an asset sale offer. Our failure to repurchase the 2023 Notes upon the occurrence of specific types of change of control events would be a default under the indenture governing the 2023 Notes, which would in turn trigger a default under the indenture governing the 2019 Notes and the indenture that will govern the notes offered hereby and may trigger a default under any future credit facility and the terms of our other indebtedness outstanding at such time.

        Further, holders of the 2019 Notes have, and holders of the notes offered hereby will have, the right to require us to repurchase their 2019 Notes or such notes offered hereby upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the 2019 Notes or such notes to be repurchased, plus accrued and unpaid interest. Upon conversion of the 2019 Notes or the notes offered hereby, as the case may be, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the 2019 Notes or such notes being converted. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of 2019 Notes or any notes surrendered therefore or at the time 2019 Notes or such notes are being converted. Our failure to repurchase 2019 Notes or such notes at a time when the repurchase is required by the applicable indenture or to pay any cash payable on future conversions of the 2019 Notes or the notes offered hereby would constitute an event of default.

The notes will be effectively subordinated to our secured debt and any liabilities of our subsidiaries.

        The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all indebtedness and other liabilities (including trade payables) and preferred stock of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will it prohibit any of our subsidiaries from incurring liabilities or issuing preferred stock.

        As of March 31, 2017, our total consolidated indebtedness was $1,023.7 million, of which an aggregate of $323.8 million was secured indebtedness. As of March 31, 2017, our subsidiaries had liabilities of $64.4 million to which the notes would have been structurally subordinated; these liabilities include trade payables and deferred revenues, but exclude deferred tax liabilities and intercompany obligations, and none consisted of borrowed money indebtedness. On an as adjusted basis after giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, together with cash on hand, to repay outstanding borrowings under, and terminate, our 2015 Term Loan Facility, our total consolidated indebtedness would have been $950.0 million.

The notes will be our obligations only and a substantial portion of our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.

        The notes will be our obligations exclusively and are not guaranteed by any of our subsidiaries. Our ability to service our debt, including the notes, may depend on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations, including that such distributions may be subject to U.S. and foreign tax liabilities.

The indenture governing the 2023 Notes impose operating and financial restrictions on us and our subsidiaries that may prevent us from pursuing certain business opportunities and restrict our ability to operate our business.

        The terms of our current debt instruments or any additional debt financing could greatly restrict our ability to raise additional capital and may provide rights and preferences to the investors in any such financing which are senior to those of, and not available to, current stockholders, impose restrictions on our day-to-day operations or place limitations on our ability to enter into combination transactions with other entities. Our inability to raise additional capital on terms and within a timeframe acceptable to us when needed could force us to dramatically reduce our expenses and delay, scale back or eliminate certain of our activities and operations, including our commercialization and development activities, any of which would have a material adverse effect on our business, financial condition and future business prospects.

        The indenture governing the 2023 Notes contains covenants that restrict our and our restricted subsidiaries' ability to take various actions, such as:

  •
  Paying dividends, redeeming subordinated indebtedness or making other restricted payments, including certain investments;

  •
  Incurring or guaranteeing additional indebtedness or issuing preferred stock;

  •
  Creating or incurring liens;

  •
  Consummating a merger;

  •
  Consolidating or selling all or substantially all of our or our subsidiaries' assets;

  •
  Entering into transactions with affiliates;

  •
  Transferring or selling assets;

  •
  Engaging in businesses other than our current businesses and reasonably related extensions thereof;

  •
  Designating subsidiaries as unrestricted subsidiaries; and

  •
  Allowing to exist certain restrictions on the ability of restricted subsidiaries to pay dividends or make other payments to us.

        We cannot make any assurances that our future operating results will be sufficient to ensure compliance with the covenants in these arrangements or to remedy any such default. In the event of an acceleration of this indebtedness, we may not have or be able to obtain sufficient funds to make any accelerated payments. Any of the factors discussed above could materially and adversely affect our business, financial condition and results of operations. In addition, if we incur additional indebtedness, the risks related to our business and our ability to service or repay our indebtedness would increase.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

        The market price of our common stock has been, and may continue to be, volatile, and your investment in our stock could decline in value or fluctuate significantly. Our stock price has ranged between $17.92 and $36.83 in the fifty-two week period through April 28, 2017. The stock market has from time to time experienced extreme price and volume fluctuations, particularly in the biotechnology and pharmaceuticals sectors, which have often been unrelated to the operating performance of particular companies. Various factors and events, including the factors and events described in this section or discussed under "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K, many of which are beyond our control, may have a significant impact on the market price of our common stock. Our stock price could also be subject to fluctuations as a result of general market conditions, shareholder activism and attempts to disrupt our strategy by activist investors, sales of large blocks of our common stock, the impact of our stock repurchase program or the dilutive effect of our 2019 Notes, the notes offered hereby, other equity or equity-linked financings, or alternative strategic arrangements.

        In addition, the trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us and our business. We do not control these or any other analysts. Furthermore, there are many large, well-established, publicly traded companies active in our industry and market, which may mean that it is less likely that we will receive widespread analyst coverage. In addition, our future operating results are subject to substantial uncertainty, and our stock price could decline significantly if we fail to meet or exceed analysts' forecasts and expectations. If any of the analysts who cover us downgrade our stock, lower their price target or issue commentary or observations about us or our stock that are perceived by the market as negative, our stock price would likely decline rapidly. In addition, if these analysts cease coverage of our company, we could lose visibility in the market, which in turn could also cause our stock price to decline.

        A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

        Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. The indenture governing our 2023 Notes restricts our ability to incur additional indebtedness, including secured indebtedness, but if the 2023 Notes mature or are repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

We may not have the ability to raise the funds necessary to settle for cash conversions of the notes or to repurchase the notes for cash upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

        Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes." In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under "Description of Notes—Conversion Rights—Settlement upon Conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

        In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. At all times on or after March 1, 2022, until the close of business on the business day immediately preceding the maturity date, holders of the notes will be entitled to convert the notes. See "Description of Notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

        Under Financial Accounting Standards Board Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20, an entity must separately account for the liability and equity components of convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. ASC 470-20 requires the value of the conversion option of the notes, representing the equity component, to be recorded as additional paid-in capital within stockholders' equity in our consolidated balance sheet and as a discount to the notes, which reduces their initial carrying value. The carrying value of the notes, net of the discount recorded, will be accreted up to the principal amount of the notes from the issuance date until maturity, which will result in non-cash charges to interest expense in our consolidated statement of operations. Accordingly, we will report lower net income or higher net loss in our financial results because ASC 470-20 requires interest to include both the current period's accretion of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

        In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share will be adversely affected.

Future sales of our common stock or equity-linked securities could lower the market price for our common stock and adversely impact the trading price of the notes.

        In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital or in connection with strategic transactions or partnerships. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, the vesting of restricted stock units and upon conversion of the notes and the 2019 Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to our common stock to the extent we settle our conversion obligation, in whole or in part, in shares of our common stock.

        Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights, rights to receive any dividends or other distributions on our common stock or rights pursuant to our shareholder rights plan) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to the amendment, if adopted.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

        Prior to the close of business on the business day immediately preceding March 1, 2022, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive (through sale or otherwise) the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 45 trading day observation period. As described under "Description of Notes—Conversion Rights—Settlement upon Conversion," this period would be (i) if the relevant conversion date occurs prior to March 1, 2022, the 45 consecutive trading day period beginning on, and including, the third trading day immediately succeeding such conversion date; and (ii) if the relevant conversion date occurs on or after March 1, 2022, the 45 consecutive trading days beginning on, and including, the 47th scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

        If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes will not be protected by restrictive covenants.

        The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes," "Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change" and "Description of Notes—Consolidation, Merger and Sale of Assets," and we have no obligation to consider the specific interests of the holders of the notes in engaging in any such offering or transaction.

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of

Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change." The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price per share of our common stock paid (or deemed paid) in the transaction is greater than $          per share or less than $          per share (in each case, subject to adjustment), the conversion rate will not be increased. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed              , subject to adjustment in the same manner as the conversion rate as set forth under "Description of Notes—Conversion Rights—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes—Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate. We have no obligation to consider the specific interests of the holders of the notes in engaging in any such offering or transaction.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

        Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. Historically, the market for noninvestment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

        We do not intend to seek a rating on the notes. If a rating service were to rate the notes, however, and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends and in connection with a make-whole fundamental change. Adjustments or failures to adjust (or to adjust adequately) that have the effect of increasing the proportionate interest of a holder of notes in our assets or earnings may give rise to a deemed distribution for U.S. federal income tax purposes if the adjustment or failure to adjust is made in connection with other shareholders receiving a distribution of money or other property. You may be deemed to have received a dividend from us, resulting in ordinary dividend income to you, as a result of such an adjustment or failure to adjust made in connection with other shareholders receiving such distributions, even though you do not receive any cash related to that adjustment and even though you might not exercise your conversion right. It is unclear whether any such constructive dividend would be eligible for preferential tax treatment generally available for dividends paid by U.S. corporations to U.S. holders. If you are a non-U.S. holder (as defined in "Material U.S. Federal Income Tax Considerations."), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. We do not currently expect to make distributions, although no assurance can be given in this regard. See "Material U.S. Federal Income Tax Considerations."

The existing convertible note hedge transactions and warrant transactions may affect the value of the notes and our common stock.

        In 2014, we issued $200.0 million aggregate principal amount of the 2019 Notes, which mature on February 15, 2019. In connection with the 2019 Notes, we entered into convertible note hedge transactions and warrant transactions with the existing option counterparties. The existing convertible note hedge transactions are expected to reduce the potential dilution and/or offset any cash payments we are required to make in excess of the principal amount upon conversion of the 2019 Notes. However, the existing warrant transactions could separately have a dilutive effect on our earnings per share to the extent that the market price per share of our common stock exceeds the applicable strike price of the existing warrants. Subject to certain conditions, however, we may elect to settle the existing warrant transactions in cash.

        The existing option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock in secondary market transactions prior to the maturity of the 2019 Notes (and are likely to do so during any observation period related to a conversion of any 2019 Notes), which activity could coincide with an observation period related to a conversion of the notes offered hereby. This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes offered hereby, which could affect your ability to convert the notes offered hereby, and, to the extent the activity occurs during any observation period related to a conversion of the notes offered hereby, it could affect the amount and value of the consideration that you will receive upon conversion of the notes offered hereby.

Any repurchases of our 2019 Notes may affect the value of the notes and our common stock.

        We may repurchase our 2019 Notes. Any repurchase of our 2019 Notes could affect the market price of our common stock. We also expect that holders of 2019 Notes that sell their 2019 Notes in negotiated transactions, if any, with us may purchase shares of common stock in the market to unwind hedge positions they have with respect to their exposure to the 2019 Notes in connection with such repurchase.

        In connection with the repurchase, if any, of 2019 Notes, we may also enter into agreements with the existing option counterparties to terminate a portion of the existing convertible note hedge transactions in a notional amount corresponding to the amount of such 2019 Notes repurchased. In addition, we may also enter into agreements with the existing option counterparties to terminate a portion of the existing warrant transactions. In connection with any termination of existing convertible note hedge transactions and warrant transactions and the related unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates may sell shares of our common stock in secondary market transactions, and/or unwind various derivative transactions with respect to our common stock. This activity could decrease (or reduce the size of any increase in) the market price of our common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the notes.

Risks Related to Our Common Stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

        The market price of our common stock has been, and may continue to be, volatile. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement, the accompanying prospectus or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability.

        In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of May 1, 2017, we had outstanding 35,045,394 shares of our common stock, options to purchase approximately 2,515,483 shares of our common stock (of which approximately 1,283,177 were exercisable as of that date), approximately 1,297,169 shares of our common stock issuable upon the vesting of restricted stock units and approximately 487,408 shares of our common stock available for future grants under our equity compensation plans. The sale or the availability for sale of a large number of shares of our common stock or equity-linked securities could cause the price of our common stock and the value of your notes to decline.

Our shareholder rights plan, certain provisions in our charter and by-laws, certain provisions of our 2019 Notes, certain contractual relationships and certain Delaware law provisions could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current members of our board of directors.

        On April 6, 2017, we adopted a shareholder rights plan which, subject to approval at our annual meeting of stockholders, will contain provisions to protect our net operating loss and tax credit carryforwards. Although the plan was put in place to protect these assets, its provisions could function to deter a hostile takeover by making any proposed hostile acquisition of us more expensive and less desirable to a potential acquirer by enabling our stockholders (other than the potential hostile acquiror) to purchase significant amounts of additional shares of our common stock at dilutive prices. The rights issued pursuant to our shareholder rights plan become exercisable generally upon the earlier of 10 days after a person or group acquires 4.99% or more of our outstanding common stock or 10 business days after the announcement by a person or group of an intention to acquire 4.99% of our outstanding common stock via tender offer or similar transaction. The shareholder rights plan could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current prices.

        In addition, certain provisions in our certificate of incorporation and our by-laws may discourage, delay or prevent a change of control or takeover attempt of our company by a third-party as well as substantially impede the ability of our stockholders to benefit from a change of control or effect a change in management and our board of directors. These provisions include:

  •
  The ability of our board of directors to increase or decrease the size of the board of directors without stockholder approval;

  •
  Advance notice requirements for the nomination of candidates for election to our board of directors and for proposals to be brought before our annual meeting of stockholders;

  •
  The authority of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval;

  •
  Non-cumulative voting for directors; and

  •
  Limitations on the ability of our stockholders to call special meetings of stockholders.

        As a Delaware corporation, we are subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"), which prevents us from engaging in any business combination with any "interested stockholder," which is defined generally as a person that acquires 15% or more of a corporation's outstanding voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the manner prescribed in Section 203. These provisions could have the effect of delaying or preventing a change of control, whether or not it is desired by, or beneficial to, our stockholders.

        In addition to the above factors, an acquisition of our company could be made more difficult by employment agreements we have in place with our executive officers, as well as a company-wide change of control policy, which provide for severance benefits as well as the full acceleration of vesting of any outstanding options or restricted stock units in the event of a change of control and subsequent termination of employment. Further, our Third Amended and Restated 2007 Equity Incentive Plan generally permits our Board to provide for the acceleration of vesting of options granted under that plan in the event of certain transactions that result in a change of control.

        Furthermore, holders of the 2019 Notes have the right to require us to repurchase their notes at a price equal to 100% of the principal amount thereof and the conversion rate for the 2019 Notes may be increased as described in the indenture, in each case, upon the occurrence of certain change of control transactions. Additionally, upon certain change of control transactions, the offsetting existing convertible bond hedge and warrant transactions that we entered into at the time we issued the 2019 Notes may be exercised and/or terminated early. Upon any such exercise and/or early termination, the proceeds we receive upon the exercise of the existing convertible bond hedge transactions may prove to be significantly lower than the amounts we would be required to pay upon termination of the existing warrant transactions. These features of the 2019 Notes and the existing convertible bond hedge and warrants, including the financial implications of any renegotiation of the above-mentioned provisions, could have the effect of preventing a change of control, whether or not it is desired by, or beneficial to, our stockholders, or may result in the acquisition of us being on terms less favorable to our stockholders than it would otherwise be.

We do not intend to pay dividends in the foreseeable future, and we may be unable to pay dividends.

        We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent on then-existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that our board of directors considers relevant. In addition, our ability to pay dividends is constrained by our holding company structure, under which we are dependent on our subsidiaries for payments. For the foregoing reasons, you will not be able to rely on dividends to receive a return on your investment, and the success of an investment in shares of our common stock will depend upon any future appreciation in its value.

If equity research analysts cease to publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock and the value of your notes could decline.

        The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our stock and the value of your notes could decline if one or more equity analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

 USE OF PROCEEDS

        We estimate that the proceeds from this offering will be approximately $             million (or $             million if the underwriters exercise their option to purchase additional notes, solely to cover over-allotments, in full), after deducting the underwriters' discount and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering of notes, together with cash on hand, to repay the $320.8 million of borrowings outstanding as of May 2, 2017 under, and terminate, our 2015 Term Loan Facility contemporaneously with, or shortly after, the closing of this offering. Contemporaneously with this offering, we may enter into privately negotiated transactions with certain holders of our 2019 Notes that would result in our repurchase of such 2019 Notes with cash on hand.

        Pending any use, as described above, we intend to invest the net proceeds in high quality, investment grade, short-term fixed income instruments, which include corporate, financial institution, federal agency or U.S. government obligations.

        The 2015 Term Loan Facility bears interest, at our option, at the London Interbank Offered Rate ("LIBOR") plus a margin of 3.75% or the prime rate plus a margin of 2.75%. The LIBOR is subject to a 1.00% floor and the prime rate is subject to a 2.00% floor. As of March 31, 2017, the stated interest rate, based on the LIBOR, was 4.75%, and the effective interest rate was 5.65%. The 2015 Term Loan Facility matures on August 17, 2021.

        The 2019 Notes (with an interest rate of 2.50%) mature on February 15, 2019.

        Any repurchase of our 2019 Notes could affect the market price of our common stock. We also expect that holders of 2019 Notes that sell their 2019 Notes in negotiated transactions, if any, with us may purchase shares of common stock in the market to unwind hedge positions they have with respect to their exposure to the 2019 Notes in connection with such repurchase.

        In connection with any repurchase, if any, of 2019 Notes, we may also enter into agreements with the existing option counterparties to terminate a portion of the existing convertible note hedge transactions in a notional amount corresponding to the amount of such 2019 Notes repurchased. In addition, we may also enter into agreements with the existing option counterparties to terminate a portion of the existing warrant transactions. In connection with any termination of existing convertible note hedge and warrant transactions and the related unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates may sell shares of our common stock in secondary market transactions, and/or unwind various derivative transactions with respect to our common stock. This activity could decrease (or reduce the size of any increase in) the market price of our common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our ratio of earnings to fixed charges for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 and the three months ended March 31, 2017.

	Three Months Ended March 31, 2017	Year Ended December 31,
		2016		2015		2014	2013	2012
	(in millions, except ratios)
Ratio of earnings to fixed charges(1)	—(2)	1.12	x	1.73	x	—(2)	—(2)	—(2)
Deficiency of earnings available to cover fixed charges	$57.3	N/A		N/A		$17.3	$9.6	$17.6

(1)
The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" are determined by adding fixed charges to our income (loss) before income taxes. "Fixed charges" consists of interest expense on our outstanding indebtedness as well as the estimated interest component of rental expense under our operating lease commitments.

(2)
Our earnings were insufficient to cover our fixed charges for the period.

 DIVIDEND POLICY

        We have never declared or paid a cash dividend on our common stock. We currently anticipate that we will retain all of our earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.

PRICE RANGE OF COMMON STOCK

        Our common stock trades on the NASDAQ Global Select Market ("NASDAQ") under the trading symbol "AMAG." The following table shows the high and low sale prices per share of our common stock as reported on NASDAQ for the periods indicated:

	High	Low
Year ending December 31, 2017
First quarter	$36.60	$19.95
Second quarter (through May 2, 2017)	24.85	21.10
Year ended December 31, 2016
First quarter	29.65	20.22
Second quarter	28.98	17.92
Third quarter	29.59	22.01
Fourth quarter	36.83	22.81
Year ended December 31, 2015
First quarter	59.29	38.25
Second quarter	74.21	50.32
Third quarter	77.73	37.73
Fourth quarter	42.95	25.26

        The last reported sale price of our common stock on NASDAQ on May 2, 2017 was $21.45 per share. As of May 1, 2017, we had approximately 80 stockholders of record of our common stock.

CAPITALIZATION

        The following table sets forth our cash, cash equivalents and investments and our capitalization as of March 31, 2017:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect the sale of the notes (assuming no exercise of the underwriters' over-allotment option) after deducting the underwriters' discount and estimated offering expenses payable by us and the use of proceeds therefrom, together with cash on hand, to repay outstanding borrowings under, and terminate, our 2015 Term Loan Facility. See "Use of Proceeds" and "Underwriting."

        You should read this table in conjunction with "Use of Proceeds" appearing elsewhere in this prospectus supplement, as well as the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto included in our 2016 Form 10-K and our March 2017 Form 10-Q, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2017
	Actual	As Adjusted
	(amounts in thousands, except share and per share data)
Cash, cash equivalents and investments	$558,395	$

Long-term debt, including current portion:
2023 Notes(1)	$500,000		$500,000
2019 Notes(2)	199,998		199,998
2015 Term Loan Facility(3)	323,750		—
Notes offered hereby(4)	—		250,000

Total long-term debt	1,023,748		949,998

Stockholders' equity:
Preferred stock, par value $0.01 per share; 2,000,000 shares authorized; no shares issued or outstanding, actual and as adjusted	—		—
Common stock, par value $0.01 per share; 117,500,000 shares authorized; 34,445,394 shares issued and outstanding, actual and as adjusted(5)	344		344
Additional paid-in capital(6)	1,242,640
Accumulated other comprehensive loss	(3,746)		(3,746)
Accumulated deficit	(315,150)		(315,150)

Total stockholders' equity(6)	924,088

Total capitalization(6)	$1,947,836	$

(1)
Consists of $500.0 million aggregate principal amount of 2023 Notes outstanding as of March 31, 2017. As of March 31, 2017, the carrying value of the 2023 Notes, net of unamortized issuance costs and other lender fees and expenses, was $489.9 million.

(2)
Consists of $200.0 million aggregate principal amount of 2019 Notes outstanding as of March 31, 2017. As of March 31, 2017, the carrying value of the 2019 Notes, net of the unamortized value of the conversion option, issuance costs and other lender fees and expenses, was $181.6 million.

(3)
Consists of $323.8 million aggregate principal amount of borrowings under the 2015 Term Loan Facility outstanding as of March 31, 2017. As of March 31, 2017, the carrying value of the outstanding borrowings under the 2015 Term Loan Facility, net of unamortized issuance costs and other lender fees and expenses, was $313.9 million. As of May 2, 2017, we had $320.8 million aggregate principal amount of outstanding borrowings under the 2015 Term Loan Facility.

(4)
In accordance with Financial Accounting Standards Board Accounting Standards Codification 470-20, Debt with Conversion and Other Options ("ASC 470-20"), convertible debt that may be entirely or partially settled in cash (such as the notes offered hereby) is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's non-convertible debt interest cost. On the issuance date, the value of the conversion option of the notes, representing the equity component, will be recorded as additional paid-in capital within stockholders' equity and as a discount to the notes, which reduces their initial carrying value. The carrying value of the notes, net of the discount recorded, will be accreted up to the principal amount of the notes from the issuance date until maturity. ASC 470-20 does not affect the actual amount that we are required to repay. The amount shown in the table above for the notes offered hereby is the aggregate principal amount of the notes offered hereby, without reflecting the debt discount for the value of the conversion option, the underwriters' discounts and the offering fees and expenses that we expect to incur with respect to the notes offered hereby.

(5)
The number of shares issued and outstanding does not include: an aggregate of 2,560,371 shares of our common stock issuable upon exercise of outstanding stock options issued under our equity compensation plans; an aggregate of 1,352,276 shares of our common stock reserved for issuance in connection with restricted stock units issued under our equity compensation plans; an additional 337,100 shares of our common stock available for future grants under our equity compensation plans; and shares of common stock issuable in connection with conversion of the 2019 Notes and the notes offered hereby or the existing warrant transactions, as of March 31, 2017.

(6)
The issuance of the notes (after giving effect to the application of ASC 470-20 as described in note (4) above) will result in an increase to additional paid-in capital and, therefore, an increase in total stockholders' equity and total capitalization. However, amounts shown in the table above relating to the notes offered hereby do not reflect the application of ASC 470-20 to the notes.

 DESCRIPTION OF NOTES

        We will issue the notes under a base indenture between us and Wilmington Trust, National Association, as supplemented by a supplemental indenture with respect to the notes, each of which will be dated the date of the initial issuance of the notes. In this section, we refer to the base indenture (the "base indenture"), as supplemented by the supplemental indenture (the "supplemental indenture"), collectively as the "indenture." This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        You may request a copy of the indenture from us as described under "Where You Can Find More Information."

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        For purposes of this description, references to "we," "our" and "us" refer only to AMAG Pharmaceuticals, Inc. and not to any of its subsidiaries.

General

        The notes will:

  •
  be our general unsecured, senior obligations;

  •
  initially be limited to an aggregate principal amount of $250,000,000 (or $287,500,000 if the underwriters' over-allotment option is exercised in full);

  •
  bear cash interest from May             , 2017 at an annual rate of        % payable on June 1 and December 1 of each year, beginning on December 1, 2017;

  •
  not be redeemable prior to their maturity date;

  •
  be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes"), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant fundamental change repurchase date;

  •
  mature on June 1, 2022 (the "maturity date"), unless earlier converted or repurchased;

  •
  be issued in denominations of $1,000 and integral multiples of $1,000; and

  •
  be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "—Book-Entry, Settlement and Clearance."

        Subject to satisfaction of certain conditions and during the periods described below under "—Conversion Rights," the notes may be converted at an initial conversion rate of                         shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock). The conversion rate is subject to adjustment if certain events occur as described under "—Conversion Rights—Conversion Rate Adjustments."

        We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "—Conversion Rights—Settlement upon Conversion." You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below under "—Conversion Rights—General."

        The indenture will not limit the amount of debt, including secured debt, that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities or indebtedness. Other than the restrictions described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "—Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change," the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

        We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes offered by this offering memorandum and any additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture.

        We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

        Except to the extent the context otherwise requires, we use the term "notes" in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term "common stock" in this prospectus supplement to refer to our common stock, par value $0.01 per share. References in this prospectus supplement to a "holder" or "holders" of notes that are held through The Depository Trust Company ("DTC") are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the "close of business" refer to 5:00 p.m., New York City time, and to the "open of business" refer to 9:00 a.m., New York City time.

Purchase and Cancellation

        We will cause all notes surrendered for payment, repurchase (but excluding notes repurchased pursuant to cash-settled swaps or other derivatives), including as described immediately below, registration of transfer or exchange or conversion, if surrendered to any person that we control other than the trustee, to be delivered to the trustee for cancellation and they will no longer be considered "outstanding" under the indenture upon their payment, repurchase, registration of transfer or exchange or conversion. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to the holders of the notes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

        We will pay or cause the paying agent to pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

        We will pay or cause the paying agent to pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without giving prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders holding certificated notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders holding certificated notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such holder or, upon written application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

        A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See "—Book-Entry, Settlement and Clearance."

        The registered holder of a note will be treated as its owner for all purposes.

Interest

        The notes will bear cash interest at a rate of        % per year until maturity. Interest on the notes will accrue from May             , 2017 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2017.

        Interest will be paid to the person in whose name a note is registered at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

        If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy during certain periods for an event of default relating to the failure to comply with our reporting obligations as described under "—Events of Default."

Additional Amounts

        If we consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another company and the resulting, surviving or transferee company is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (such company or any successor thereto, the "surviving entity"), then all payments and deliveries made by, or on behalf of, the surviving entity under or with respect to the notes, including, but not limited to, payments of principal (including, if applicable, the fundamental change repurchase price), payments of interest and deliveries of common stock or other reference property and/or payments of cash, in each case, upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by a taxing authority within any jurisdiction in which the surviving entity is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a "relevant taxing jurisdiction"), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the surviving entity will pay such additional amounts (the "additional amounts") as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting or withholding any taxes on the additional amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no additional amounts will be payable:

        (1)   for or on account of:

          (a)   any tax, duty, assessment or other governmental charge that would not have been imposed but for:

            (i)    the existence of any present or former connection between the holder or beneficial owner of such note and the relevant taxing jurisdiction, other than merely holding such note or the receipt of payments thereunder, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of such relevant taxing jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

            (ii)   the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the fundamental change repurchase price, if applicable) and interest on, such note or the delivery of common stock and other reference property and/or payments of cash, in each case, upon conversion of such note became due and payable pursuant to the terms thereof or was made or duly provided for; or

            (iii)  the failure of the holder or beneficial owner to comply with a timely request from the surviving entity to provide certification, information, documents or other evidence concerning such holder's or beneficial owner's nationality, residence, identity or connection with the relevant taxing jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the relevant taxing jurisdiction in order to reduce or eliminate any withholding or deduction as to which additional amounts would have otherwise been payable to such holder or beneficial owner;

          (b)   any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

          (c)   any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to the notes;

          (d)   any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended ("FATCA"), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA;

          (e)   any tax, duty, assessment or other governmental charge required to be withheld or deducted by any paying agent from any payment of principal of, or interest on any note, if such payment could have been made without such withholding or deduction by at least one other paying agent; or

          (f)    any combination of taxes referred to in the preceding clauses (a), (b), (c), (d) or (e),

(2)    with respect to any payment of the principal of (including the fundamental change repurchase price, if applicable) and interest on, such note or the delivery of common stock or other reference property and/or payments of cash, in each case, upon conversion of such note to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the relevant taxing jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.

        In the event that (i) the taxing authority of a relevant taxing jurisdiction determines that amounts should have been withheld or deducted in respect of any payments or deliveries under or with respect to the notes in excess of any amounts that were actually withheld or deducted by the surviving entity, and (ii) the surviving entity would have been required to pay additional amounts if such amounts had been withheld or deducted, then the surviving entity will indemnify the beneficial owner, on an after-tax basis, for any and all losses incurred as a result of its failure to make such withholdings and deductions and to pay additional amounts; provided that (i) only direct losses (and no consequential losses or damages) shall be recoverable hereunder, (ii) no indemnification shall be required hereunder unless and after the beneficial owner has exhausted all reasonable remedies available to it to reduce or eliminate the amount of such losses, and (iii) as a condition of such indemnification the beneficial owner shall reasonably assist the surviving entity in any attempt the surviving entity may make to seek to secure a reduction or refund of any such amounts, which reduction or refund shall be for the account of the surviving entity to the extent of any indemnification previously provided to the beneficial owner.

        If the surviving entity is required to make any deduction or withholding from any payments with respect to the notes, the surviving entity will deliver to the trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or other evidence reasonably satisfactory to the trustee.

        Whenever there is mentioned in any context the delivery of common stock or other reference property and/or payments of cash, in each case, upon conversion of any note or the payment of principal of (including the fundamental change repurchase price, if applicable) and interest on, any note or any other amount payable with respect to such note, such mention shall be deemed to include payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

Ranking

        The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) and preferred stock of our subsidiaries. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

        As of March 31, 2017, our total consolidated indebtedness was $1,023.7 million, of which all was senior indebtedness and an aggregate of $323.8 million was secured indebtedness. As of March 31, 2017, our subsidiaries had liabilities of $64.4 million to which the notes would have been structurally subordinated; these liabilities include trade payables and deferred revenues, but exclude deferred tax liabilities and intercompany obligations, and none consisted of borrowed money indebtedness. On an as adjusted basis after giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, together with cash on hand, to repay outstanding borrowings under, and terminate, our 2015 Term Loan Facility, our total consolidated indebtedness would have been $950.0 million.

        We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See "Risk Factors—Risks Related to the Notes and Our Indebtedness—We may not have the ability to raise the funds necessary to settle for cash conversions of the notes or to repurchase the notes for cash upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes."

No Optional Redemption or Sinking Fund

        We may not redeem the notes pursuant to the indenture prior to the maturity date, though the indenture does not limit our ability to make open-market purchases of or tender offers for the notes at any time. No "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Conversion Rights

General

        Prior to the close of business on the business day immediately preceding March 1, 2022, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion upon Satisfaction of Sale Price Condition," "—Conversion upon Satisfaction of

Trading Price Condition," and "—Conversion upon Specified Corporate Events." On or after March 1, 2022 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes at any time irrespective of the foregoing conditions.

        The conversion rate will initially be                        shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock). The conversion rate is subject to adjustment if certain events occur. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price.

        Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement upon Conversion." If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and the number of shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 45 trading day observation period (as defined below under "—Settlement upon Conversion"). The trustee will initially act as the conversion agent.

        A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount.

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under "—Settlement upon Conversion." Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of the note; and

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  accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

        As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

        Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest but prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. However, notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted on the corresponding interest payment date (regardless of whether the holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

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  for conversions following the regular record date immediately preceding the maturity date;

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  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the corresponding interest payment date, in respect of notes converted after the close of business on such record date and on or prior to the open of business on such interest payment date; or

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  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

        Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date and any fundamental change repurchase date described in the second bullet in the immediately preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their notes have been converted or repurchased, as applicable, following such regular record date.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        Holders may surrender their notes for conversion only under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

        Prior to the close of business on the business day immediately preceding March 1, 2022, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2017 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price per share for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices per share for our common stock on the relevant date received from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The "last reported sale price" will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

        On or after the occurrence of a share exchange event, the last reported sale price of a unit of reference property on any date will be determined in accordance with the definition of "last reported sale price" above (except in the case of a share exchange event in connection with which holders of our common stock receive only cash as set forth under "—Recapitalizations, Reclassifications and Changes of Our Common Stock" below, in which case the last reported sale price will be equal to the per share amount of cash received by holders of our common stock in such share exchange event).

        Except for the purposes of determining amounts due upon conversion, "trading day" means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if our common stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, "trading day" means a "business day."

Conversion upon Satisfaction of Trading Price Condition

        Prior to the close of business on the business day immediately preceding March 1, 2022, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day, subject to compliance with the procedures and conditions described below concerning the bid solicitation agent's obligation to make a trading price determination.

        The "trading price" per $1,000 principal amount of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of notes from a nationally recognized securities dealer selected by us, then the trading price per $1,000 principal amount of notes for such determination date will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. Any such determination will be conclusive absent manifest error. If (x) we are not acting as bid solicitation agent and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to obtain bids or (y) we are acting as bid solicitation agent and we fail to obtain bids or make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

        The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination, and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of at least $1,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to solicit, or if we are acting as bid solicitation agent, we will solicit, such bids beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. We will determine the trading price in accordance with the bids received by the bid solicitation agent. If the trading price condition has been met on any trading day, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) within one business day of such trading day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such trading day, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) that the trading price condition is no longer met and thereafter neither we nor the bid solicitation agent shall be required to solicit bids again until another qualifying request is made as provided above.

        We will initially act as the bid solicitation agent.

Conversion upon Specified Corporate Events

Certain Distributions

        If, prior to the close of business on the business day immediately preceding March 1, 2022, we elect to:

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  issue to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan, so long as such rights have not separated from the shares of common stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

  •
  distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities (other than pursuant to a stockholder rights plan, so long as such rights have not separated from the shares of common stock), which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) (such notification, the "Certain Distributions Notification") at least 55 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place (such earlier date and time, the "Certain Distributions Conversion Period End Date"). Notwithstanding anything to the contrary in the foregoing, if in an applicable Certain Distributions Notification we elect physical settlement (as defined under "—Settlement upon Conversion") in respect of any conversions with conversion dates that occur from, and including, the date of the Certain Distributions Notification to, and including, the Certain Distributions Conversion Period End Date, we will be permitted to provide no more than 10 scheduled trading days' notice prior to the ex-dividend date for the applicable issuance or distribution.

Certain Corporate Events

        If a transaction or event that constitutes a "fundamental change" (as defined under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes") or a "make-whole fundamental change" (as defined under "—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change") occurs prior to the close of business on the business day immediately preceding March 1, 2022, regardless of whether a holder has the right to require us to repurchase the notes as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes," or if we are a party to a share exchange event (as defined under "—Recapitalizations, Reclassifications and Changes of Our Common Stock) (other than any share exchange event that is solely for the purpose of changing our jurisdiction of organization that (x) does not constitute a fundamental change or a make-whole fundamental change and (y) results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into common equity of the surviving entity) that occurs prior to the close of business on the business day immediately preceding March 1, 2022 (each such fundamental change, make-whole fundamental change or share exchange event, a "corporate event"), all or any portion of a holder's notes may be surrendered for conversion at any time from or after the effective date of the corporate event until the earlier of (x) 35 trading days after the effective date of the corporate event or, if such corporate event also constitutes a fundamental change, until the close of business on the business day immediately preceding the related fundamental change repurchase date and (y) the business day immediately preceding the maturity date. We will notify holders, the trustee and the conversion agent (if other than the trustee) as promptly as practicable following the date we publicly announce the effective date of such corporate event, but in no event later than the effective date of such corporate event.

Conversions on or after March 1, 2022

        On or after March 1, 2022, a holder may convert all or any portion of its notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC's procedures if you wish to exercise your conversion rights.

        If you hold a certificated note, to convert you must:

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  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

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  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

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  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay funds equal to the interest payable on the next interest payment date to which you are not entitled; and

  •
  if required, pay all transfer or similar taxes.

        We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder must pay the tax.

        We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

        If a holder has already delivered a repurchase notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

        Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

        All conversions for which the relevant conversion date occurs on or after March 1, 2022 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs on or after March 1, 2022, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, prior to March 1, 2022, we may choose for notes converted on one conversion date to settle conversions using one settlement method (for example, physical settlement), and choose for notes converted on another conversion date to use a different settlement method (for example, cash settlement or combination settlement).

        If we elect a settlement method, we will inform the trustee, the conversion agent (if other than the trustee) and the holders so converting of the settlement method we have selected no later than the close of business on the second trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs on or after March 1, 2022, no later than March 1, 2022). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders, the trustee and conversion agent of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. Notwithstanding anything to the contrary in the foregoing, we will be permitted to elect "physical settlement" in any Certain Distributions Notification as described above under "Conversion Rights—Conversion upon Specified Corporate Events—Certain Distributions" and any such election would be applicable to conversions with conversion dates that occur from the date of the Certain Distributions Notification until the Certain Distributions Conversion Period End Date. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.

        Settlement amounts will be computed as follows:

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  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

  •
  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 45 consecutive trading days during the related observation period; and

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  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 45 consecutive trading days during the related observation period.

        If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such notes shall be computed on the basis of the aggregate principal amount of the notes surrendered.

        The "daily settlement amount," for each of the 45 consecutive trading days during the observation period, shall consist of:

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  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or deemed specified as set forth above) (the "specified dollar amount"), if any, divided by 45 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

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  if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

        The "daily conversion value" means, for each of the 45 consecutive trading days during the observation period, 1/45th of the product of (1) the conversion rate on such trading day and

        (2) the daily VWAP for such trading day.

        The "daily VWAP" means, for each of the 45 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "AMAG <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        The "observation period" with respect to any note surrendered for conversion means:

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  if the relevant conversion date occurs prior to March 1, 2022, the 45 consecutive trading day period beginning on, and including, the third trading day immediately succeeding such conversion date; and

  •
  if the relevant conversion date occurs on or after March 1, 2022, the 45 consecutive trading days beginning on, and including, the 47th scheduled trading day immediately preceding the maturity date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day."

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

        For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

        Except as described under "—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change" and "—Recapitalizations, Reclassifications and Changes of Our Common Stock," we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

        We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion in accordance with the requirements set forth in the indenture on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Exchange in Lieu of Conversion

        When a holder surrenders its notes for conversion, we may, at our election (an "exchange election"), direct the conversion agent to surrender, on or prior to the second trading day following the conversion date, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to timely deliver, in exchange for such notes, the shares of our common stock, cash or combination thereof due upon conversion as described above under "—Settlement upon Conversion". If we make an exchange election, we will, by the close of business on the second trading day following the relevant conversion date, notify the holder surrendering its notes for conversion that we have made the exchange election, and we will notify the designated financial institution of the settlement method we have elected with respect to such conversion and the relevant deadline for payment and/or delivery of shares of our common stock, cash or a combination thereof due upon conversion.

        Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange but does not timely pay and/or deliver the shares of our common stock, cash or a combination thereof due upon conversion, or if such designated financial institution does not accept the notes for exchange, we will pay and/or deliver the shares of our common stock, cash or a combination thereof due upon conversion to the converting holder at the time and in the manner required under the indenture as if we had not made an exchange election.

        Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes (unless the financial institution has separately made an agreement with us). We may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Conversion Rate Adjustments

        The conversion rate will be adjusted by us as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of our common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

        (1)   If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0	=
the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date as applicable, before giving effect to such dividend, distribution, share split or share combination; and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (2)   If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered. If such rights, options or warrants are not so issued or if no such right, option or warrant is exercised prior to its expiration, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

        For the purpose of this clause (2) and for the purpose of the first bullet point under "—Conversion upon Specified Corporate Events—Certain Distributions," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions or issuances as to which an adjustment was effected or will be so effected in accordance with the 1% provision (as defined below) pursuant to clause (1) or (2) above;

  •
  except as otherwise described below, rights issued pursuant to any stockholder rights plan of ours then in effect;

  •
  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

  •
  any dividends or distributions of reference property in exchange for our common stock in connection with any reclassification, change, consolidation, merger, conveyance, transfer, sale, lease or other disposition described below under "—Recapitalizations, Reclassifications and Changes of Our Common Stock"; and

  •
  spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0	=
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV	=
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

        Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1	=	the conversion rate in effect immediately after the end of the valuation period;
FMV0	=
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "—Conversion upon Satisfaction of Sale Price Condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and
MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

        The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to "10" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to "10" or "10th" in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

        (4)   If we pay or make any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

        Any increase to the conversion rate made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

        (5)   If we or any of our subsidiaries make a payment pursuant to a tender or exchange offer for our common stock that is subject to the then-applicable tender offer rules under the Exchange Act, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the "expiration date"), the conversion rate will be increased based on the following formula:

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;
CR1	=	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;
AC	=
the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased or exchanged in such tender or exchange offer;
OS0	=
the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

        The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references to "10" or "10th" in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

        In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

        We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material U.S. Federal Income Tax Considerations."

        If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We currently have a stockholder rights plan in effect.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. For example, the conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the kind described under clause (5) above;

  •
  solely for a change in the par value of our common stock; or

  •
  for accrued and unpaid interest, if any.

        If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) the conversion date of (if physical settlement applies to such conversion), or each trading day of the applicable observation period for (if cash or combination settlement applies to such conversion), any note; (iii) the date a fundamental change or make-whole fundamental change occurs; and (iv) March 1, 2022. The provisions described in the preceding sentence are referred to herein as the "1% provision."

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a share split, share combination or change in par value),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of all or substantially all of our and our subsidiaries' consolidated assets, taken as a whole, or

  •
  any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a "share exchange event"), then we or the successor or acquiring company, as the case may be, will execute with the trustee, without the consent of the holders, a supplemental indenture providing that, at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the "reference property") upon such share exchange event. However, at and after the effective time of the share exchange event, (i) we or the successor or acquiring company, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "—Settlement upon Conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such share exchange event and (z) the daily VWAP and the last reported sale price, as applicable, will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such share exchange event. If the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under "—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change"), multiplied by the price paid per share of common stock in such share exchange event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date.

        If the reference property in respect of any share exchange event includes, in whole or in part, shares of common equity, the supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under "—Conversion Rate Adjustments" above with respect to the portion of the reference property consisting of such common equity. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing company, as the case may be, in such share exchange event, such other company, if an affiliate of us or the successor or acquiring company, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" below, as the board of directors reasonably considers necessary by reason of the foregoing. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining "stock price" for purposes of a make-whole fundamental change), we will make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the provisions described under "—Conversion Rate Adjustments" above) to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs at any time during the period when such last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change

        If the "effective date" (as defined below) of a "make-whole fundamental change" (as defined below) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A "make-whole fundamental change" means any transaction or event that constitutes a fundamental change defined below in clause (1), (2) or (4) of the definition of "fundamental change" under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" below, after giving effect to any exceptions or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the relevant conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the "make-whole fundamental change period").

        Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "—Conversion Rights—Settlement upon Conversion." However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify the trustee, the conversion agent (if other than the trustee) and holders of the effective date of any make-whole fundamental change no later than five business days after such effective date.

        The amount, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change (the "stock price"). If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

        The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The amounts by which the conversion rate will be increased as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the amount, if any, by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
May , 2017
June 1, 2018
June 1, 2019
June 1, 2020
June 1, 2021
June 1, 2022

        The exact stock prices and effective dates may not be set forth in the table above, in which case

  •
  if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the amount by which the conversion rate will be increased will be determined by a straight-line interpolation between the amount of the conversion rate increase set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

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  if the stock price is greater than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased; and

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  if the stock price is less than $            per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased.

        Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed            shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

        If a "fundamental change" (as defined below in this section) occurs at any time prior to the maturity date, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.

        The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest (to, but not including, such interest payment date) to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

        (1)   a "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"'), other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

        (2)   the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision, combination or changes solely in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving company or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

        (3)   our stockholders approve any plan or proposal for our liquidation or dissolution; or

        (4)   our common stock (or other common stock, American depositary receipts, ordinary shares or other common equity interests underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        A transaction or transactions described in clause (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in connection with such transaction or transactions consists of shares of common stock, American depositary receipts, ordinary shares or other common equity interests, in each case, that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes reference property for the notes, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights (subject to the provisions set forth above under "—Conversion Rights—Settlement upon Conversion").

        Any event, transaction or series of related transactions that constitute a fundamental change under both clause (1) and clause (2) above (determined without regard to the proviso in clause (2) above) will be deemed to be a fundamental change solely under clause (2) above.

        If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of "fundamental change" above shall instead be references to such other entity.

        On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes, the trustee, the conversion agent (if other than the trustee) and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

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  the events causing a fundamental change;

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  the effective date of the fundamental change;

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  the last date on which a holder may exercise the repurchase right;

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  the fundamental change repurchase price;

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  the fundamental change repurchase date;

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  the name and address of the paying agent and the conversion agent, if applicable;

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  if applicable, the conversion rate and any adjustments to the conversion rate;

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  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

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  the procedures that holders must follow to require us to repurchase their notes.

        If notes are held in certificated form, to exercise the fundamental change repurchase right, you must deliver, prior to the close of business on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

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  if certificated, the certificate numbers of your notes to be delivered for repurchase;

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  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

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  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

        Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

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  the principal amount of the withdrawn notes, which must be $1,000 aggregate principal amount or an integral multiple thereof;

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  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

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  the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 aggregate principal amount or an integral multiple thereof.

        If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

        We will be required to repurchase the notes on the fundamental change repurchase date, subject to postponement to comply with applicable law. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

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  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

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  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

        In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

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  comply with the tender offer rules under the Exchange Act that may then be applicable;

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  file a Schedule TO or any other required schedule under the Exchange Act; and

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  otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" to be exercised in the time and in the manner specified in the indenture.

        No notes may be repurchased by us on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

        The repurchase rights of the holders upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        Notwithstanding anything to the contrary in the foregoing, we will not be required to purchase or make an offer to purchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture.

        To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to our obligations to repurchase the notes upon a fundamental change, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under "—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change" in circumstances involving a significant change in the composition of our board, unless such change is in connection with a fundamental change or make-whole fundamental change, as the case may be, as described herein.

        The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of the consolidated assets of us and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of the consolidated assets of us and our subsidiaries, taken as a whole, may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the Notes and Our Indebtedness—We may not have the ability to raise the funds necessary to settle for cash conversions of the notes or to repurchase the notes for cash upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

        The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to another person, unless (i) the resulting, surviving or transferee person (if not us) is (1) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the Islands of Bermuda, the Netherlands, Belgium, Switzerland, Luxembourg, the Republic of Ireland, Canada or the United Kingdom, and such company (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture (including, for the avoidance of doubt, the obligation to pay additional amounts, as set forth above under "—Additional Amounts"); (ii) we shall have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture, if any, comply with the indenture; and (iii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the notes and the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

        Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

        This covenant includes a phrase relating to the sale, conveyance, transfer and lease of "all or substantially all" of the consolidated assets of us and our subsidiaries. There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, whether a sale, conveyance, transfer or lease of less than all of the consolidated assets of us and our subsidiaries, taken as a whole, constitutes a sale or other disposition of "all or substantially all" may be uncertain.

Events of Default

        Each of the following is an event of default with respect to the notes:

        (1)   default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

        (2)   default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

        (3)   our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right and such failure continues for a period of five business days;

        (4)   our failure to give a fundamental change notice as described under "—Fundamental Change Permits Holders to Require Us to Repurchase Notes" or notice of a specified corporate transaction as described under "—Conversion Rights—Conversion upon Specified Corporate Events," in each case when due and such failure continues for three business days after the due date for such notice;

        (5)   our failure to comply with our obligations under "—Consolidation, Merger and Sale of Assets";

        (6)   our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

        (7)   default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000 (or its foreign currency equivalent) in the aggregate of ours and/or of any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the notes then outstanding has been received;

        (8)   certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries; or

        (9)   a final judgment or judgments for the payment of $50,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

        A "significant subsidiary" is a subsidiary that is a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the date of the indenture; provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary's income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $15,000,000.

        If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may declare 100% of the principal amount of and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In case of any event of default described in clause (8) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable.

        Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will (x) for the first 180 days after the occurrence of such an event of default (beginning on, and including, the date on which such an event of default first occurs), consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of notes outstanding for each day during such 180-day period on which such event of default is continuing and (y) for the period from, and including, the 181st day after the occurrence of such an event of default to, and including, the 270th day after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding for each day during such additional 90-day period on which such event of default is continuing. In no event will the additional interest described in this paragraph accrue at a rate in excess of 0.25% per annum during the initial 180-day period or 0.50% per annum during the subsequent 90-day period pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

        If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 271st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 271st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 270 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding two paragraphs, we must notify all holders of the notes, the trustee and the paying agent in writing of such election on or before the close of business on the date on which such event of default first occurs. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the fundamental change repurchase price, if applicable) of;

  •
  accrued and unpaid interest, if any, on; and

  •
  the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery on or after the applicable due date, as the case may be.

        If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to the trustee in its reasonable judgement against any loss, liability, claim or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

        (1)   such holder has previously given the trustee written notice that an event of default with respect to the notes is continuing;

        (2)   holders of at least 25% in aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy;

        (3)   such holders have offered the trustee security or indemnity satisfactory to the trustee in its reasonable judgement against any loss, liability, claim or expense;

        (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

        (5)   the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

        The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to security or indemnification satisfactory to the trustee in its reasonable judgement against any loss, liability or expense caused by taking or not taking such action.

        The indenture will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must send to each holder notice of the default within 90 days after it obtains such knowledge. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof; provided that we are not required to deliver such notice if the default has been cured.

        Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

        Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

        (1)   reduce the amount of notes whose holders must consent to an amendment;

        (2)   reduce the rate of or extend the stated time for payment of interest on any note;

        (3)   reduce the principal of or extend the stated maturity of any note;

        (4)   make any change that adversely affects the conversion rights of any notes other than as required by the indenture;

        (5)   reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

        (6)   make any note payable in a currency, or at a place of payment, other than that stated in the note;

        (7)   change the ranking of the notes;

        (8)   change the provisions described under "—Additional Amounts" above; or

        (9)   make any change in the amendment provisions that require each holder's consent or in the waiver provisions.

        Without the consent of any holder, we and the trustee may amend the indenture and/or the notes to:

        (1)   cure any ambiguity, omission, defect or inconsistency;

        (2)   provide for the assumption by a successor company of our obligations under the indenture and the notes;

        (3)   add guarantees with respect to the notes;

        (4)   secure the notes;

        (5)   add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

        (6)   make any change that does not adversely affect the rights of any holder;

        (7)   in connection with any share exchange event described under "Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock" above, provide that the notes are convertible into reference property, subject to the provisions described under "Conversion Rights—Settlement upon Conversion" above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

        (8)   increase the conversion rate as provided in the indenture;

        (9)   provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

        (10) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

        (11) provide for the acceptance of appointment by a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent or facilitate the administration of the trusts under the indenture by more than one trustee or paying agent;

        (12) irrevocably elect or eliminate one of the settlement methods and/or irrevocably elect a minimum specified dollar amount;

        (13) comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any holder; or

        (14) conform the provisions of the indenture to the "Description of Notes" section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet as evidenced in an officer's certificate.

        Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

        We may satisfy and discharge our obligations under the notes and the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

        We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Reports

        The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any such documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the SEC) (collectively, the "financial information") must be delivered or filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered and filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto) it being understood that the trustee shall have no responsibility to determine if such filings have been made. Notwithstanding the foregoing, at any time we are otherwise not required to file documents or reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and the conversion obligation for the notes may be satisfied by the delivery of reference property consisting of, in whole or in part, another entity's common stock, American depositary receipts, ordinary shares or other common equity, as the case may be, we may satisfy our obligations under this covenant by delivering or filing the financial information of such entity within the same time periods and in the same manner described above. Delivery of reports to the trustee is for information purposes only, and the trustee's receipt thereof shall not constitute actual or constructive notice of any information contained therein including our compliance with any covenants under the indenture (as to which the trustee is entitled to certificates).

Trustee

        Wilmington Trust, National Association is the trustee, registrar, paying agent and conversion agent. Wilmington Trust, National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

        We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

        The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

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  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a "banking organization" within the meaning of the New York State Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

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  will not be entitled to have notes represented by the global note registered in their names;

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  will not receive or be entitled to receive physical, certificated notes; and

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  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

        Payments of principal and interest with respect to the notes represented by a global note will be made by the paying agent to DTC's nominee as the registered holder of the global note. Neither we nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

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  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

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  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

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  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF CAPITAL STOCK

        This section describes the general terms of our common stock. For more detailed information, a holder of our common stock should refer to our amended and restated certificate of incorporation, our amended and restated by-laws and our rights agreement with respect to our preferred share purchase rights plan, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus supplement is a part.

        We are authorized to issue up to 117,500,000 shares of common stock, $0.01 par value per share. As of May 1, 2017, approximately 35,045,394 shares of common stock were outstanding.

Common Stock

        Holders of our common stock are entitled to one vote per share and vote together as a single class on all matters to be voted on by our stockholders. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. The approval of corporate actions may also require the approval of the holders of any series of our preferred stock.

        Our common stock will be the only type of our capital stock entitled to vote in the election and removal of directors and other matters presented to our stockholders from time to time, unless we issue voting preferred stock or our certificate of incorporation or the law requires otherwise.

        Our common stockholders will be entitled to receive dividends and distributions declared by our board of directors to the extent permitted by outstanding series of preferred stock and by our certificate of incorporation. If a dividend is declared, it will be distributed pro rata to our common stockholders on a per share basis.

        If we are liquidated or dissolved, our common stockholders will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares they hold. Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders, if any, have been satisfied.

        Holders of our common stock will not have any preemptive, subscription or conversion rights with respect to shares of our common stock. We may issue additional shares of our common stock, if authorized by our board of directors, without the common stockholders' approval, unless required by Delaware law or a stock exchange on which our securities are traded. The issuance of additional shares could have the effect of diluting any earnings per share and the book value per share of outstanding shares of common stock. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Share Purchase Rights Plan

        Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a right. Each right entitles the registered holder of our common stock to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock, which we refer to as participating preferred shares, at a price of $80 per one one-thousandth of a participating preferred share, subject to adjustment. Each one one-thousandth of a share of participating preferred shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions that make its value approximately equal to the value of a share of our common stock at the end of the ten-year term of rights. The description and terms of the rights are set forth in a Rights Agreement, dated as of April 7, 2017, between us and American Stock Transfer & Trust Company, LLC, as rights agent, or the rights agreement, which is incorporated by reference as an exhibit to our Current Report on Form 8-K filed with the SEC on April 7, 2017. The rights agreement expires on April 6, 2018.

Description of Certain Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

        We are organized as a Delaware corporation. The following is a summary of our certificate of incorporation and by-laws and certain provisions of the Delaware General Corporation Law (the "DGCL"). Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus supplement is a part.

Classification of Directors

        Our by-laws provide that, except as otherwise required by specific provisions of the certificate of incorporation relating to the rights of holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of our directors may be fixed from time to time by a resolution adopted by a majority of our board of directors but must not be less than one. Our board of directors is not classified into classes. A director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, subject to the rights of any series of preferred stock then outstanding.

Meetings of Stockholders

        Except as otherwise required by law and subject to the rights of holders of any class or series of preferred stock, special meetings of the stockholders may only be called by our President or by our board of directors. No business other than that stated in the notice of meeting may be transacted at any special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Limitation of Liability and Indemnification

        Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent that Delaware law permits. Our certificate of incorporation also provides that we, by action of our board of directors, may provide indemnification to our employees and agents with the same scope and effect as the indemnification of our officers and directors. Delaware law permits a corporation to indemnify any director, officer, employee or agent made or threatened to be made a party to any pending or completed proceeding if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

        Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

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  any breach of their duty of loyalty to the corporation or its stockholders;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  unlawful payments of dividends or unlawful stock repurchases or redemptions; or

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  any transaction from which the director derived an improper personal benefit.

        The effect of this provision may be to reduce the likelihood of derivative litigation against directors for breach of their duty of care, even though the action, if successful, might otherwise have benefited us and our stockholders. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

        Each of our directors and executive officers is party to an indemnification agreement that provides specific contractual assurance that the indemnification protection promised by certificate of incorporation and by-laws will be available.

        As permitted by our certificate of incorporation, we have purchased and maintain insurance on behalf of our directors and officers for any expense, liability or loss incurred by them arising out of their actions in that capacity if we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Undesignated Preferred Stock

        Our certificate of incorporation provides for 2,000,000 authorized shares of preferred stock (of which our board has designated 250,000 shares as Series A Junior Participating Preferred Stock). The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

        Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation, such as us, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

        This prohibition is effective unless:

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  either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by our board of directors prior to the time the interested stockholder becomes an interested stockholder;

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  the interested stockholder owns at least 85% of our voting stock, other than stock held by directors who are also officers or by qualified employee stock plans, upon completion of the transaction in which it becomes an interested stockholder; or

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  the business combination is approved by a majority of our board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, the prohibitions do not apply to business combinations with persons who were interested stockholders prior to the corporation becoming subject to Section 203.

Stock Exchange Listing

        Our common stock is listed on The NASDAQ Global Select Market. The trading symbol for our common stock is "AMAG."

Transfer Agent and Registrar

        American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and any common stock received on conversion thereof, but does not purport to be a complete analysis of all potential tax effects and does not address the effects of any state, local, alternative minimum, estate, gift or non-U.S. tax laws. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect and to differing interpretations, all of which could result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service ("IRS") have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

        This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner's particular circumstances or to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

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  a dealer in securities;

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  a financial institution;

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  a regulated investment company;

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  a real estate investment trust;

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  a tax-exempt organization;

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  an insurance company;

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  a person holding the notes as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell notes or common stock under the constructive sale provisions of the Code;

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  a trader in securities that has elected the mark-to-market method of tax accounting for securities;

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  an entity that is treated as a partnership for U.S. federal income tax purposes;

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  a person who is a partner or investor in a partnership or other pass-through entity that holds the notes or common stock;

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  a U.S. person whose "functional currency" is not the U.S. dollar;

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  a controlled foreign corporation;

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  a passive foreign investment company;

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  a qualified foreign pension fund; or

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  a U.S. expatriate.

        In addition, this discussion is limited to persons who purchase the notes for cash at original issue and at their "issue price" (the first price at which a substantial amount of the notes is sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of Section 1221 of the Code.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of a note or a share of common stock received upon conversion of the note that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of a note or share of common stock received upon conversion of the note that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from a note or share of common stock. Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations," or, in certain circumstances, individuals who are U.S. expatriates. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

        If a partnership holds the notes or shares of common stock received on conversion thereof, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding the notes or shares of common stock or a partner therein should consult its own tax advisors as to the tax consequences of holding and disposing of the notes or shares of common stock received on conversion thereof.

        Prospective investors considering the purchase of notes should consult their own tax advisors concerning the particular U.S. federal income tax consequences to them of the ownership of the notes or shares of common stock received on conversion thereof in light of their specific situation, as well as the consequences to them arising under the laws of any other taxing jurisdiction.

U.S. Holders

        The following discussion is a summary of certain U.S. federal income tax considerations applicable to a U.S. holder of notes or shares of common stock received on conversion.

        Payment of Interest.    Payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

        This discussion assumes that the notes will not be issued with more than a de minimis amount of original issue discount. If, however, the notes' principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess of principal amount over issue price in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

        Additional Interest.    As described under the heading "Description of Notes—Events of Default," we may be required to pay additional interest on the notes in certain circumstances. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of the anticipated remote possibility of such additional payments. Assuming such position is respected, any additional interest paid to a U.S. holder would be taxable as additional ordinary income when received or accrued, in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes. However, the IRS may take a position contrary to our position, which could materially and adversely affect the timing and character of income with respect to the notes. In particular, if the notes were treated as contingent payment debt instruments, U.S. holders would be required to accrue interest income at a higher rate on the notes and to treat any gain recognized on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. The remainder of the discussion assumes that the notes are not treated as contingent payment debt instruments.

        Sale, Exchange, or Other Taxable Disposition of Notes, Including a Conversion of the Notes for Cash.    A U.S. holder will generally recognize gain or loss upon the sale, exchange, or other taxable disposition of a note, including a conversion of the note into cash, equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder's adjusted U.S. federal income tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally be its cost for that note plus the amount, if any, included in income on an adjustment to the conversion rate of the notes. Any such gain or loss generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

        Conversion of Notes into Common Stock.    A U.S. holder who receives solely stock and cash in lieu of a fractional share of common stock upon conversion will generally not recognize any gain or loss, except to the extent of cash received in lieu of a fractional share, which will be taxable as a gain or loss as described below, and except to the extent of the fair market value of common stock received with respect to accrued interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder.

        A U.S. holder's tax basis in the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the tax basis of which will equal its fair market value) will equal the tax basis in the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share). A U.S. holder's holding period for shares of common stock will include the period during which the U.S. holder held the notes, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

        The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash a U.S. holder receives in respect of the fractional share and the portion of the U.S. holder's tax basis in the note that is allocable to the fractional share. Any gain recognized on conversion generally will be capital gain and will be long-term capital gain if, at the time of the conversion, the note has been held for more than one year.

        If a U.S. holder surrenders notes for conversion and such notes are exchanged with an entity other than us, the U.S. holder will be required to recognize gain or loss as described under "—Sale, Exchange, or Other Taxable Disposition of Notes, Including a Conversion of the Notes for Cash." In such case, the U.S. holder's tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the U.S. holder's holding period in the common stock received will begin on the day after the date of the exchange.

        Conversion of Notes into a Combination of Common Stock and Cash.    If a combination of cash and common stock is received in exchange for a U.S. holder's notes upon conversion, we intend to take the position that the conversion should be treated as a recapitalization. In this case, gain, but not loss, will be recognized in an amount equal to the excess of the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) over the U.S. holder's tax basis in the note, but such gain will only be recognized to the extent of such cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share). Any gain recognized on conversion generally will be capital gain and will be long-term capital gain if, at the time of the conversion, the note has been held for more than one year.

        The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash a U.S. holder receives in respect of the fractional share and the portion of the U.S. holder's tax basis in the note that is allocable to the fractional share.

        The tax basis in the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the tax basis of which will equal its fair market value, but including a fractional share deemed received) will equal the tax basis in the note that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder's holding period for shares of common stock will include the period during which the U.S. holder held the notes except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

        Alternative treatments of the conversion of the notes into cash and common stock are possible. For example, the conversion of a note into cash and common stock may instead be treated for U. S. federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the note. U.S. holders should consult their tax advisors regarding the tax treatment of the receipt of cash and stock in exchange for notes upon conversion , including any alternative treatments.

        If a U.S. holder surrenders notes for conversion and such notes are exchanged with an entity other than us, the U.S. holder will be required to recognize gain or loss as described under "—Sale, Exchange, or Other Taxable Disposition of Notes, Including a Conversion of the Notes for Cash." In such case, the U.S. holder's tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the U.S. holder's holding period in the common stock received will begin on the day after the date of the exchange.

        Constructive Distribution.    Under Section 305(c) of the Code, depending upon the particular circumstances, certain adjustments (or failures to make adjustments) in the conversion rate of the notes that have the effect of increasing a U.S. holder's proportionate interest in our assets or earnings may result in a deemed distribution for U.S. federal income tax purposes equal to the value of such increase. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. holder's proportionate interest could be treated as a deemed distribution. In this regard, adjustments to the conversion rate of the notes that are not made in connection with other shareholders of the Company receiving a distribution of money or other property generally will not give rise to a deemed distribution. Any deemed distribution would be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid would be eligible for the preferential rates of U.S. federal income tax applicable to certain dividends paid to non-corporate beneficial owners. It is also not clear whether corporate beneficial owners would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.

        The conversion rate of the notes will be adjusted in certain circumstances, including upon the payment of certain cash distributions, in connection with a make-whole fundamental change. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, upon the payments of cash distributions to holders of common stock or in connection with a make-whole fundamental change) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, depending on the facts at the time, in particular whether we have paid in the past or will pay in the future distributions on our stock or interest on other convertible debt, a U.S. holder may be deemed to have received a distribution even though it has not received any cash or property because of such adjustments. We do not currently anticipate paying cash distributions for the foreseeable future that could have the result of a U.S. holder receiving a deemed distribution as a result of an adjustment to the conversion rate of the notes, although there can be no assurance in this regard.

        Common Stock.    Distributions, if any, made on our common stock generally will be included in a U.S. holder's income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, for individual U.S. holders, such dividends currently are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder's tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. For corporate U.S. holders, dividends received may be eligible for the dividends-received deduction, subject to applicable limitations.

        Upon the sale, exchange, or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder's tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder's holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to certain limits under the Code.

        Unearned Income Medicare Contribution Tax.    Certain U.S. holders who are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, interest and dividends and capital gains from the sale, exchange, redemption, retirement or other taxable disposition of notes and our common stock.

        Information Reporting and Backup Withholding.    Information reporting requirements generally will apply to payments of interest on the notes, distributions on shares of common stock (including constructive distributions deemed paid) and to the proceeds of a sale of a note or shares of common stock received on conversion thereof unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and certification of exempt status, or fails to report in full interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to IRS. We are generally required to report any basis effects on your notes of corporate actions we take, such as distributions to our common stockholders. Recently proposed Treasury regulations, on which we may rely prior to the issuance of final Treasury regulations, specify how the date and amount of constructive distributions are determined, and provide that our determination of those items will generally control the timing and amount of any constructive distributions (or portions thereof) you would be required to include your taxable income.

Non-U.S. Holders

        The following is a summary of the U. S. federal income tax considerations applicable to a non-U.S. holder (as defined above) of notes or shares of common stock received on conversion thereof.

        Payments of Interest.    The gross amount of payments to a non-U.S. holder of interest that does not qualify for the portfolio interest exemption and that is not effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment of such non-U.S. holder in the United States) will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax. The 30% U. S. federal withholding tax will not apply to any payment to a non-U.S. holder of interest on a note under the "portfolio interest exemption" provided the non-U.S. holder:

  •
  does not actually (or constructively) own 10% or more of the total combined voting power of all of our stock entitled to vote;

  •
  is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code; and

  •
  either (1) provides the non-U.S. holder's name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form), and certifies under penalties of perjury that it is not a U.S. person or (2) owns through a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that certifies, under penalties of perjury, that such a form has been received from the non-U.S. holder by it or by a financial institution between it and the non-U.S. holder.

        If a non-U.S. holder is engaged in a trade or business in the United States and interest paid on the note constitutes income that is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of that non-U.S. holder), or U.S. Trade or Business Income, such interest will be taxed on a net basis at regular graduated U.S. income tax rates rather than the 30% gross rate. In the case of a non-U.S. holder that is a corporation, such U.S. Trade or Business Income may also be subject to the branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

        To claim the benefit of a tax treaty exemption from or reduction in withholding, or to claim exemption from withholding because the income is U.S. Trade or Business Income, a non-U.S. holder must provide a properly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI (or such successor forms as the IRS designates), as applicable. The non-U.S. holder must provide the form to its withholding agent. These forms must be periodically updated. A non-U.S. holder who is claiming the benefits of a treaty may be required in certain instances to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

        Dividends and Constructive Dividends.    Any dividends paid to a non-U.S. holder with respect to shares of our common stock received on conversion of a note (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate including, without limitation, for cash dividends paid to holders of our common stock, see "—U.S. Holders—Constructive Distribution" above) will be subject to withholding tax at a 30% rate (or lower applicable treaty rate). Because any constructive dividend a non-U.S. holder is deemed to receive would not give rise to any cash from which any applicable withholding tax could be satisfied, this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, interest payments, cash or shares of common stock otherwise due on conversion, dividends or sales proceeds subsequently paid or credited to the non-U.S. holder. Dividends and constructive dividends that constitute U.S. Trade or Business Income and are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net-income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

        A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. Non-U.S. holders eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        Sale, Exchange, Conversion or Other Disposition of Notes or Shares of Common Stock.    A non-U.S. holder will recognize gain on the sale, exchange, or other taxable disposition of notes or shares of common stock received on conversion thereof, including a conversion of notes into cash or into a combination of cash and stock. Nevertheless, such gain generally will not be subject to U.S. federal income tax unless:

  •
  such gain is U.S. Trade or Business Income (as defined above);

  •
  in the case of any gain recognized by an individual non-U.S. holder, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement, conversion, or other disposition and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes during the shorter of the non-U.S. holder's holding period and the 5-year period ending on the date of such sale, exchange, retirement, conversion or other disposition.

        An individual non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the sale, exchange, conversion or other taxable disposition under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, exchange, conversion or other taxable disposition, which may be offset by U.S. source capital losses, even though such non-U.S. holder is not considered a resident of the United States. A corporate non-U.S. holder that falls under the first bullet point above will be subject to tax on any net gain in the same manner as if such non-U.S. holder was a U.S. person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of such non-U.S. holder's U.S. Trade or Business Income or at such lower rate as may be specified by an applicable income tax treaty.

        We believe that we are not and do not anticipate becoming a "United States real property holding corporation" for U.S. federal income tax purposes.

        Any stock that a non-U.S. holder receives on the sale, exchange, conversion or other disposition of a note that is attributable to accrued interest will not give rise to gain, as described above, but will instead generally be subject to the rules for taxation of interest described above under "—Payments of Interest."

        Information Reporting and Backup Withholding.    The amount of interest and distributions paid (including distributions deemed paid) and the amount of tax, if any, withheld with respect to those payments will be reported to the non-U.S. holder and the IRS. Copies of the information returns reporting such interest and distributions and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides, under the provisions of an applicable income tax treaty.

        We generally are required to report any basis effects on your notes of corporate actions we take, such as certain distributions to our common stockholders. Recently proposed Treasury regulations, on which we may rely prior to the issuance of final Treasury regulations, specify how the date and amount of constructive distributions are determined, and provide that our determination of those items will generally control the timing and amount of any constructive distributions (or portions thereof) you would be required to include your taxable income.

        In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends, provided that the withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person, as defined under the Code, and has received the statement described above in the third bullet point under "—Payments of Interest." In addition, information returns will not be filed with the IRS in connection with the payment of proceeds from a sale or other disposition of the notes or the shares of our common stock unless made within the United States or through certain U.S. related payors. In the case of a payment made within the United States, unless the withholding agent has not received the statement described above in the third bullet point under "—Payments of Interest," a non-U.S. holder may also be subject to U.S. backup withholding on such proceeds.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        Withholding on Foreign Accounts.    Legislation known as the Foreign Account Tax Compliance Act and guidance issued thereunder ("FATCA") imposes withholding taxes on certain types of payments made to "foreign financial institutions" and certain other foreign entities (including financial intermediaries). FATCA generally imposes withholding at a rate of 30% on payments to certain foreign entities of interest on and the gross proceeds of dispositions of the notes and dividends on and the gross proceeds of dispositions of our common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. These withholding rules generally apply to payments of interest on the notes and dividends on common stock, and to payments of gross proceeds from a sale or other disposition of the notes or common stock made on or after January 1, 2019. You should consult your tax advisor regarding the application of FATCA.

 BENEFIT PLAN INVESTOR CONSIDERATIONS

        The notes (and any shares of common stock received upon conversion thereof) may be purchased and held by or with the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), an individual retirement account or other plan subject to Section 4975 of the Code or an employee benefit plan sponsored by a state or local government or otherwise subject to laws that include restrictions substantially similar to Title I of ERISA and Section 4975 of the Code ("Similar Laws"). A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of a note (or share of common stock received upon conversion thereof) is consistent with its fiduciary duties under ERISA. Such fiduciary, as well as any other prospective investor subject to Section 4975 of the Code or any Similar Law, must also determine, and will be deemed to have represented by its acquisition and holding of a note (or share of common stock received upon conversion thereof) that such acquisition and holding does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law. Such purchaser or transferee should consult legal counsel before purchasing the notes. Nothing herein shall be construed as a representation that an investment in the notes (or shares of common stock received upon conversion thereof) is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, an employee benefit plan subject to ERISA or Section 4975 of the Code or a Similar Law.

UNDERWRITING

        We will enter into an underwriting agreement with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed in the table below. Pursuant to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Morgan Stanley & Co. LLC

Total		$250,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering terminated. The obligations of the underwriters under the underwriting agreement are subject to the satisfaction of certain conditions.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        Perella Weinberg Partners LP and J. Wood Capital Advisors LLC are acting as our financial advisors for this transaction, for which we will pay an advisory fee.

        The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to        % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to        % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

        The following table shows the underwriting discounts and commissions to be paid to the underwriters by us in connection with this offering, assuming both no exercise and full exercise of the underwriters' over-allotment option described below.

Paid by Us

	No exercise	Full exercise
Per note	$	$
Total	$	$

        We estimate that the expenses for this offering payable by us (other than discounts and commissions set forth in the table above) will be approximately $0.7 million. We have agreed to reimburse the underwriters for expenses relating to qualification of this offering with FINRA up to $10,000 and the underwriters have agreed to reimburse certain of our expenses.

        A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Option to Purchase Additional Notes

        We have granted the underwriters the right to purchase, exercisable within a 30-day period from the date of this prospectus supplement, up to an additional $37,500,000 principal amount of notes from us solely to cover over-allotments. If any additional notes are purchased with this option, the underwriters will offer such additional notes on the same terms as those on which the notes are being offered.

New Issue of Notes

        The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

        The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

No Sale of Similar Securities

        We and our directors and certain of our executive officers have agreed that, for a period of 45 days from the date of this prospectus supplement, neither we nor they will, without the prior consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, (i) issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (iii) file or participate in the filing of a registration statement with the SEC in respect of such common stock or securities (or, in the case of our directors and such certain executive officers, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock).

        Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the lock-up restrictions applicable to us do not apply to (i) the sale of the securities in this offering, or the issuance by us of any shares of our common stock upon the conversion thereof; (ii) the issuance by us of any shares of our common stock upon the exercise of an option, warrant or the vesting or conversion of a security outstanding on the date hereof or under any employee benefit plans existing on the date hereof in each case as described in this prospectus supplement or the documents incorporated by reference herein; (iii) the vesting of or removal or lapse of restrictions on options, restricted stock, restricted stock unit or other awards under our employee benefits plans or agreements in accordance with the terms of such plans or agreements; (iv) the issuance by us of any options, restricted stock, restricted stock unit and other awards granted under, or any shares of our common stock issued upon the exercise of options granted under, existing employee benefits plans described herein or in the documents incorporated by reference herein; (v) the filing of any registration statement in respect of securities offered pursuant to the terms of our existing employee benefits plans or agreements; (vi) our issuance of options, restricted stock or other awards to employees or directors, provided such awards do not vest or are not exercisable during the lock-up period; (vii) our entry into the call spread terminations and our performance thereunder, including the issuance of any shares of our common stock in connection with the settlement thereof; (viii) our performance of our outstanding convertible note hedge transactions and warrant transactions executed on February 14, 2014, including the issuance of any shares of our common stock upon exercise and settlement or termination thereof; (ix) a refinancing or amendment to the terms of our currently existing debt obligations, including by way of exchange of our 2019 Notes for newly issued securities that may be convertible into or exchangeable for shares of our common stock; (x) the settlement in shares of our common stock of the conversion of 2019 Notes pursuant to the terms thereof, and (xi) the issuance of any shares of our common stock in connection with an acquisition, license or other strategic transaction, in an amount not to exceed 15% of our outstanding shares of common stock as of the date hereof.

        In addition, notwithstanding the lock-up agreements applicable to our directors and certain of our executive officers, the underwriters have agreed that the lock-up restrictions applicable to such directors and such certain executive officers do not apply to: (i) the receipt, exercise, cashless or net exercise, vesting or forfeiture of, or removal or lapse of restrictions on, any stock option, common stock issued upon exercise of a stock option, restricted stock or other awards pursuant to any employee benefit plan or agreement in existence as of the date of the applicable lock-up agreement, so long as such transaction or event does not involve the sale or transfer of any shares of common stock (other than from such director or executive officer to us; (ii) forfeitures of securities to us during the lock-up period only to satisfy tax withholding requirements; (iii) transfers of securities as a bona fide gift or gifts; (iv) the transfer or sale of our common stock acquired in open market transactions on or after the date of the prospectus supplement; (v) the transfer or sale of our securities by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement; (vi) transfers of our securities to any immediate family member, trusts for the direct or indirect benefit of such director or executive officer or the immediate family members of such director or executive officer or any of their successors upon death, or any partnerships or limited liability company, the partners or members of which consist of such director or executive officer and/or immediate family members of such director or executive officer, and in each case such transfer does not involve a disposition for value; or (vii) transfers of our securities to any beneficiary of such director or executive officer pursuant to a will, other testamentary document or applicable laws of descent; provided that in the case of any transfer or distribution pursuant to clauses (iii), (v), (vi) or (vii), each donee, distributee or transferee shall agree to be bound by the lock-up restrictions; and provided, further, that in the case of any transfer or distribution pursuant to clause (iii), (v), (vi) or (vii), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement (other than a filing on a Form 5 made after the expiration of the lock-up period) reporting a reduction in beneficial ownership of our securities shall be required or shall be made voluntarily in connection with such transfer or distribution. The underwriters have also agreed that such directors and executive officers may enter into any contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act, so long as no party shall be required to, nor shall it voluntarily, file a report under the Exchange Act or otherwise voluntarily effect any public filing, report or announcement of such entry and no transfer or sale under such a plan occurs during the lock-up period. In addition, certain of our directors and executive officers have established trading plans pursuant to Rule 10b5-1 and may sell, pledge, transfer or otherwise dispose, directly or indirectly, shares of our common stock pursuant to such plans during the lock-up period. Should sales be made by such directors and executive officers pursuant to these trading plans, reports on Form 4 will be filed with the SEC, if required by law.

        In addition, each of our directors and our executive officers has agreed that, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, he or she will not, during the period commencing on the date of his or her lock-up agreement and ending 45 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock. J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, in their sole discretion, may release any of the securities subject to this lock-up agreement at any time without notice.

Price Stabilization and Short Positions; Purchase of Common Stock

        In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in the notes and our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes or our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it would otherwise be in the absence of those transactions.

        These acquisitions could have the effect of raising or maintaining the market price of our common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of our common stock. See "Use of Proceeds."

        In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Foreign Jurisdictions

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of notes may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

        This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the notes may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

        The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, notes, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

        The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        Certain legal matters relating to the notes offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in "Management's Annual Report on Internal Control over Financial Reporting") incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

        Our Internet site is http://www.amagpharma.com. Information contained on our Internet site is not a part of this prospectus. We make our annual reports, quarterly reports, current reports and proxy statements available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC. Information contained on our website is not a part of this prospectus supplement, expect as explicitly incorporated by reference in "Incorporation of documents by reference."

        This registration statement of which this prospectus supplement is a part, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement or incorporated any contract, agreement or other document into this prospectus supplement, you should read such contract, agreement or other document, as the case may be, for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus supplement, other than any information furnished in any such current report on Form 8-K that we filed or may file with the SEC under Items 2.02 or 7.01 or exhibits furnished on such form that relate to such items, until we have sold all of the notes to which this prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement, modifies or supersedes such statement.

  •
  Our March 2017 Form 10-Q filed on May 3, 2017;

  •
  Our 2016 Form 10-K filed on February 21, 2017;

  •
  Our annual Proxy Statement on Schedule 14A relating to our annual meeting of stockholders filed with the SEC on April 20, 2017 (with respect to those portions incorporated by reference into our 2016 Form 10-K);

  •
  Our Current Reports on Form 8-K filed on January 9, 2017, February 3, 2017, February 14, 2017, March 6, 2017, April 5, 2017, April 10, 2017 and May 3, 2017 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement);

  •
  The description of our common stock, which is registered under Section 12 of the Exchange Act, contained under Item 8.01 of our Current Report on Form 8-K, as filed on August 1, 2013, including any amendment or report filed for the purpose of updating such descriptions; and

  •
  The description of our Series A Junior Participating Preferred Stock Purchase Rights, or the rights, contained under Item 3.03 of our Current Report on Form 8-K, as filed on April 10, 2017 and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on April 10, 2017.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated herein by reference, but are not delivered with this prospectus supplement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for these copies should be directed to our investor relations department at the following address and telephone number: AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts, 02451; (617) 498-3300.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        By this prospectus, we or any selling stockholder may offer and sell from time to time, in one or more offerings, our common stock, preferred stock, debt securities, warrants, or any combination thereof described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. Each time securities are offered pursuant to this prospectus, we will indicate the particular securities being offered and their specific terms in a supplement to this prospectus. In each case, we will describe the type and amount of securities being offered, the public offering price, the net proceeds we expect to receive and the other terms of the offering.

        You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

        We or any selling stockholder may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we or any selling stockholder will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling stockholders.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "AMAG."

        INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        Our principal executive office is at 1100 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (617) 498-3300.

The date of this prospectus is February 24, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we and/or selling stockholders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find More Information" and "Documents Incorporated by Reference" before you invest in our securities.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        References in this prospectus to the terms "AMAG Pharmaceuticals," "company," "we," "our" or "us" or other similar terms means AMAG Pharmaceuticals, Inc.

        Feraheme is a registered trademark of AMAG Pharmaceuticals, Inc., MuGard is a registered trademark of PlasmaTech Biopharmaceuticals, Inc. (formerly known as Access Pharmaceuticals, Inc.) (PlasmaTech), Makena is a registered trademark of Lumara Health Inc. and Lumara Health is a registered trademark of Lumara Health Inc. Unless the context suggests otherwise, references to "Feraheme" refer to both Feraheme (the trade name for ferumoxytol in the U.S. and Canada) and Rienso (the trade name for ferumoxytol in the EU and Switzerland).

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 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Any statements in this prospectus or the applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." You can identify these forward-looking statements by the use of words or phrases such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "potential," "predict," "project," "should," or "would." Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation (1) our dependence on the success of our product portfolio and maintaining commercialization of our products, including Makena and Feraheme; (2) intense competition, including from generic products; (3) maintaining the proprietary nature of our technology; (4) our reliance on third parties in our business, including to manufacture our products, conduct our clinical trials and undertake distribution of our products; (5) our reliance on and the extent of reimbursement from third parties for the use of our products, including Makena's high Medicaid reimbursement concentration; (6) the impact of Makena's loss of orphan drug exclusivity in February 2018, competition from compounded pharmacies and our ability to implement Makena's lifecycle management program; (7) perceptions related to pricing and access for Makena; (8) post-marketing commitments for Makena; (9) limitations on Feraheme sales given its narrow CKD indication and the potential impact on sales of any actual or perceived safety problems; (10) our ability to receive regulatory approval for Feraheme in the broader IDA indication and Feraheme's ability to compete in such market even if regulatory approval is pursued and received; (11) our customer concentration, especially with regard to Feraheme; (12) the impact of the termination of our arrangement with Takeda and our commercialization efforts, if any and including cessation thereof, for Feraheme outside of the U.S., including the impact on U.S. sales; (13) our level of indebtedness, access to sufficient capital and availability of net operating loss carryforwards and other tax assets; (14) the risk of potential litigation, including securities and product liability claims; and (15) other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent filings with the SEC. Any of the above risks and uncertainties could materially and adversely affect AMAG's results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG's stock price. Use of the term "including" in the two paragraphs above shall mean in each case "including, but not limited to." AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

        You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

        Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

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 OUR COMPANY

        This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements incorporated herein by reference, before making an investment decision.

        AMAG Pharmaceuticals, Inc., a Delaware corporation, was founded in 1981. We are a specialty pharmaceutical company with a focus on maternal health, anemia and cancer supportive care. We currently market Makena® (hydroxyprogesterone caproate injection), Feraheme® (ferumoxytol) Injection for Intravenous use to treat iron deficiency anemia (IDA) and MuGard® Mucoadhesive Oral Wound Rinse, for the management of oral mucositis. The primary goal of our company, including our maternal health division, Lumara HealthTM, is to bring to market therapies that provide clear benefits and improve patients' lives.

        Currently, our two primary sources of revenue are from the sale of Makena and Feraheme. On November 12, 2014, we acquired Lumara Health (the Lumara Acquisition), a privately-held pharmaceutical company specializing in women's health, for approximately $600.0 million in upfront cash consideration (subject to finalization of certain adjustments related to Lumara Health's financial position at the time of closing, including adjustments related to working capital, net debt and transaction expenses as set forth in the definitive agreement with Lumara Health) and 3.2 million unregistered shares of our common stock having a fair value of $112.0 million at the time of closing. In connection with the acquisition of Lumara Health, we acquired Lumara Health's marketed drug product, Makena, a progestin indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth. We sell Makena to specialty pharmacies and distributors, who, in turn, sell Makena to health care providers, hospitals, government agencies and integrated delivery systems. The Lumara Acquisition is described in greater detail in our Current Report on Form 8-K filed on November 12, 2014, as amended on January 12, 2015 and as further amended on February 24, 2015.

        Feraheme was approved for marketing in the U.S. in June 2009 by the U.S. Food and Drug Administration (FDA) for use as an intravenous iron replacement therapy for the treatment of IDA in adult patients with chronic kidney disease. We began selling Feraheme in the U.S. in July 2009 through our own commercial organization, including a specialty sales force. We sell Feraheme to authorized wholesalers and specialty distributors, who, in turn, sell Feraheme to healthcare providers who administer Feraheme primarily within hospitals, hematology and oncology centers, and nephrology clinics.

        On June 6, 2013, we entered into a License Agreement with PlasmaTech under which we acquired the U.S. commercial rights to MuGard (the MuGard License Agreement). MuGard is indicated for the management of oral mucositis/stomatitis (that may be caused by radiotherapy and/or chemotherapy) and all types of oral wounds (mouth sores and injuries), including aphthous ulcers/canker sores and traumatic ulcers, such as those caused by oral surgery or ill-fitting dentures or braces. Under the MuGard License Agreement, we obtained an exclusive, royalty-bearing license, with the right to grant sublicenses, to certain intellectual property rights, including know-how, patents and trademarks, to use, import, offer for sale, sell, manufacture and commercialize MuGard in the U.S. and its territories. In addition, PlasmaTech has assigned us all of its right, title and interest in MuGard-related internet and social media outlets and other sales, marketing and promotional materials currently owned or controlled by PlasmaTech. We sell MuGard to wholesalers and specialty and retail pharmacies.

        Our common stock trades on The NASDAQ Global Select Market under the trading symbol "AMAG."

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        Our principal offices are located at 1100 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (617) 498-3300. Our website address is www.amagpharma.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

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RISK FACTORS

        An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time by our future filings under the Exchange Act, when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

5

 DESCRIPTION OF SECURITIES

        We and/or any selling stockholder may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or any selling stockholder may offer. Each time we and/or any selling stockholder offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

        Common Stock.    We and/or any selling stockholder may issue and/or sell, as applicable, shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder's option and would be at prescribed conversion rates.

        If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Warrants.    We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

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        We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

        Units.    We may issue, in one or more series, units consisting of common stock, preferred stock, and/or warrants for the purchase of common stock and/or preferred stock in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

        Debt Securities.    We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

        We may evidence each series of debt securities we will issue by an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

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 RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERENCE STOCK DIVIDENDS

        Our ratio of earnings to fixed charges for recently completed fiscal years and any required interim periods will be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference in the future.

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 USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short-term investments, including government bonds, or other interest-bearing investments. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

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 SELLING STOCKHOLDERS

        Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling stockholders," may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

        We and/or any selling stockholder may sell our securities from time to time in one or more transactions. We and/or any selling stockholder may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we and/or any selling stockholder or dealers acting with us and/or any selling stockholder or on behalf of us and/or any selling stockholder may also purchase our securities and reoffer them to the public. We and/or any selling stockholder may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase our securities.

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  We and/or any selling stockholder will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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  Unless we and/or any selling stockholder indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We and/or any selling stockholder may use an underwriter or underwriters in the offer or sale of our securities.

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  If we and/or any selling stockholder use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We and/or any selling stockholder will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

        We may use a dealer to sell our securities.

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  If we and/or any selling stockholder use a dealer, we will sell our securities to the dealer, as principal.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We and/or any selling stockholder will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We and/or any selling stockholder may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We and/or any selling stockholder will describe the terms of direct sales in the applicable prospectus supplement.

        We and/or any selling stockholder may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We and/or any selling stockholder will indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their

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affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We and/or any selling stockholder may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we and/or any selling stockholder use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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  We and/or any selling stockholder will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

        Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and/or any selling stockholder may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

        The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

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 LEGAL MATTERS

        Certain legal matters with respect to the securities offered hereby have been passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in "Management's Annual Report on Internal Control over Financial Reporting") incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited consolidated balance sheets of Lumara Health Inc. (formerly named K-V Pharmaceutical Company) as of March 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the period September 16, 2013 to March 31, 2014, and the period April 1, 2013 to September 15, 2013, and the year ended March 31, 2013 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The audited consolidated balance sheets of Lumara Health Inc. (formerly named K-V Pharmaceutical Company) as of March 31, 2012 and 2011 and the related consolidated statements of operations, comprehensive loss, changes in shareholders' deficit and cash flows for each of the three years in the period ended March 31, 2012 and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2012 incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below, which have been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

          1.     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed on February 18, 2015;

          2.     Our Current Report on Form 8-K as filed on November 12, 2014 (solely other than with respect to Exhibit 99.1 thereto), as amended on January 12, 2015 and as further amended on February 24, 2015, as well as our Current Report on Form 8-K as filed on January 9, 2015;

          3.     The description of our common stock, which is registered under Section 12 of the Exchange Act, contained under Item 8.01 of our Current Report on Form 8-K, as filed on

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  August 1, 2013, including any amendment or report filed for the purpose of updating such descriptions; and

          4.     The description of our Series A Junior Participating Preferred Stock Purchase Rights, or the rights, contained under Item 3.03 of our Current Report on Form 8-K, as filed on September 4, 2009, and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on September 4, 2009, including without limitation any amendments or reports filed for the purpose of updating that description, including the amendment described under Item 3.03 of our Current Report on Form 8-K, as filed on September 29, 2014, and in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on September 29, 2014.

        We also incorporate by reference any filings made after the date of effectiveness of the registration statement with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, except as to any portion of any future report or document that is not deemed filed under such provisions, until the offering of the securities made by this prospectus is completed or terminated.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to our investor relations department at the following address and telephone number: AMAG Pharmaceuticals, Inc., 1100 Winter Street, Waltham, Massachusetts, 02451; (617) 498-3300.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Our Internet site is http://www.amagpharma.com. Information contained on our Internet site is not a part of this prospectus.

        This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, and units being registered. This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

        This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

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$250,000,000

            % Convertible Senior Notes due 2022

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan

Morgan Stanley

Financial Advisors to AMAG Pharmaceuticals, Inc.

Perella Weinberg Partners LP	J. Wood Capital Advisors

May     , 2017